SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the registrant [X]
Filed by a pay other than the registrant [   ]

[X]  Preliminary Proxy Statement
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Rule 14a- 11c) or Rule 14a-12
[   ]     Confidential, For Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))

            Consolidated Health Care Associates, Inc.
        (Name of Registrant as Specified in its Charter)

            Consolidated Health Care Associates, Inc.
             (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[   ]     No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-
6(I)(1) and 0-11

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

(4)  Proposed maximum aggregate value of transaction:  N/A

[   ]     Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:   N/A

(2)  Form, Schedule or Registration Statement no:  N/A

(3)  Filing Party:  Consolidated Health Care Associates, Inc.

(4)  Date Filed: March 5, 1998
March 16, 1998

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of Consolidated Health Care Associates, Inc., to be held at 10:00 a.m. CST, on March 27, 1998 at the offices of San
Jacinto Securities, 5949 Sherry Lane, Dallas, Texas 75225

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve adopt an Asset Purchase Agreement dated as of March 5, 1998 (the "Purchase Agreement") by and among Consolidated Health Care Associates, Inc., a Nevada corporation ("Consolidated"), PTS Rehab, Inc., a Connecticut corporation and a wholly-owned subsidiary of Consolidated ("PTS"), NovaCare, Inc., a Delaware corporation ("NovaCare") and RehabClinics (SPT), Inc., a Delaware corporation d/b/a NovaCare Outpatient Rehabilitation ("Purchaser") and a wholly-owned subsidiary of NovaCare. Pursuant to the Purchase Agreement, the Purchaser will purchase substantially all of the assets of PTS relating solely to the four outpatient clinics located in Attleboro, Leominster, Pittsfield and West Bridgewater, Massachusetts and the related leases, provider agreements, service agreements and professional contracts, and assume certain limited disclosed liabilities of PTS and Consolidated related to such assets, for aggregate consideration of approximately $1,600,000, consisting of $1,100,000, in cash and a $500,000 6% subordinated, three year promissory note of the Purchaser subject to offset for indemnification damages under the Purchase Agreement (the "Purchaser's Note") (collectively, the "Sale"). The Purchaser's Note will be guaranteed by NovaCare.

     At the special meeting of Consolidated's Stockholders held on January 13, 1998, Stockholders considered and approved an Asset Purchase Agreement dated as of November 20, 1997 with Olympus Outpatient Services, Inc., a Massachusetts corporation ("Olympus Subsidiary") and a wholly-owned subsidiary of Olympus Health Care Group, Inc., a Delaware corporation ("Olympus") (the "Olympus Purchase Agreement"), pursuant to which substantially all of the assets of PTS relating solely to the four outpatient clinics located in Attleboro, Leominster, Pittsburgh and West Bridgewater, Massachusetts and the related leases, provider agreements, service agreements, service agreements or professional contracts were to have been sold to the Olympus Subsidiary for aggregate consideration of approximately $1,700,000 in cash. Stockholders holding more than a majority of the total outstanding shares of Common Stock of Consolidated as well as 95% of the shares represented at that special meeting voted in favor of the adoption of the proposed Olympus Purchase Agreement. However, Olympus has not yet completed its financing to obtain funds to pay the purchase price under the Olympus Purchase Agreement. Accordingly, your Board of Directors believes that termination of the Olympus Purchase Agreement and consummation of the proposed sale of the PTS assets and Business to the Purchaser and NovaCare is in the best interests of Consolidated and its stockholders. At the Special Meeting, you will be asked to consider and vote upon a proposal to ratify, approve and confirm termination of, and revocation of approval and adoption by the stockholders of, the Olympus Purchase Agreement.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Purchase Agreement and has received the opinion (the "Fairness Opinion") of ]'he Mayflower Group, Ltd. of Boston, Massachusetts, Consolidated's financial advisor, that, as of March 5, 1998 and based on the matters stated therein, the consideration to be received by Consolidated in the Sale is fair to Consolidated from a financial point of view. A copy of the Fairness Opinion is attached as Annex B to the accompanying Proxy Statement. The Board of Directors believes that the Sale is fair to, and in the best interests of, Consolidated and its stockholders. The Board has approved the terms of the Sale and recommends that you vote to approve the Purchase Agreement. The Board has also considered termination of the Olympus Purchase Agreement which, is a condition precedent to consummation of the Purchase Agreement with NovaCare and the Purchaser. Accordingly, the Board recommends that you vote to approve ratification of such termination.

     In addition to approving the Purchase Agreement and ratification of termination of the Olympus Purchase Agreement, at the Special Meeting you will also be asked to consider and vote upon a proposal to grant authority and power to the President and the Treasurer and each other officer of Consolidated as shall be designated by the President (each individually, a "Proper Officer" and collectively, the "Proper Officers") authority and power to exercise his sole discretion in negotiating the definitive terms and conditions of the Purchase Agreement and to execute and deliver the Purchase Agreement and any other agreements, documents and instruments contemplated thereby to effectuate the transactions contemplated therein, with such changes therein and modifications and amendments thereto as any such Proper Officer may in his discretion approve, such execution and delivery thereof to be conclusive evidence of his or their authority.

     The accompanying Proxy Statement provides detailed information concerning the proposed Sale and the related proposals and additional information, which you are urged to read carefully.

     Whether or not you expect to attend the meeting, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided. You may attend the meeting and vote in person even if you have previously returned your proxy.

                                   Sincerely,

                                   /s/ James Kenney
                                   James Kenney
                                   Chairman of the Board

            Consolidated Health Care Associates, Inc.
                         38 Pond Street
                  Franklin, Massachusetts 02038
    --------------------------------------------------------

            Notice of Special Meeting of Stockholders
    ---------------------------------------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of the
Stockholders of Consolidated Health Care Associates, Inc., (the
"Company") will be held on March 27, 1998, at 10:00 am CST at the offices of San Jacinto Securities, 5949 Sherry Lane, Dallas,
Texas 75225.

     The meeting is called for the purpose of considering and voting upon:

     (1) A proposal (the "Sale Proposal") to approve and adopt an Asset Purchase Agreement dated as of March 5, 1998 (the "Purchase Agreement") among the Company, PTS Rehab, Inc., a Connecticut corporation and a wholly-owned subsidiary of Consolidated ("PTS"), NovaCare, Inc., a Delaware corporation ("NovaCare") and RehabClinics (SPT), Inc., a Delaware corporation d/b/a NovaCare Outpatient Rehabilitation ("Purchaser") and a wholly-owned subsidiary of NovaCare. Pursuant to the Purchase Agreement, the Purchaser will purchase substantially all of the assets of PTS related solely to the four outpatient clinics operated by PTS which are located in Attleboro, Leominster, Pittsfield and West Bridgewater, Massachusetts, and provide among other things, ancillary health care and out patient rehabilitation services the "Business"), the Leases therefor and related Provider Agreements, Service Agreements and Professional Contracts with therapists, therapist aides and aides serving the Business (the "Purchased Assets") and assume certain limited disclosed liabilities of PTS and Consolidated related to such assets, for aggregate consideration of $1,600,000, consisting of $1,100,000 in cash and a $500,000
6% subordinated, three year promissory note of the Purchaser subject to offset for indemnification damages under the Purchase Agreement (the "Purchaser's Note") (collectively, the "Sale"). The Purchaser's Note will be guaranteed by NovaCare. A copy of the Purchase Agreement and Promissory Note and Guaranty are collectively attached as Annex A to the Proxy Statement accompanying this Notice.

     (2) A proposal (the "Termination Proposal") to ratify, approve and confirm termination of, and revocation of approval and adoption by stockholders of, that certain Asset Purchase Agreement dated as of November 20, 1997 by and among Consolidated and PTS and Olympus Outpatient Services, Inc., a Massachusetts corporation ("Olympus Subsidiary") and a wholly-owned subsidiary of Olympus Health Care Group, Inc., a Delaware corporation ("Olympus") (the "Olympus Purchase Agreement"), pursuant to which substantially all of the assets of PTS relating solely to the four outpatient clinics located in Attleboro, Leominster, Pittsburgh and West Bridgewater, Massachusetts and the related business were to have been sold to the Olympus Subsidiary.

     (3) A proposal (the "Authorization Proposal") to grant authority and power to the President and the Treasurer and each other officer of Consolidated as shall be designated by the President (each individually, a "Proper Officer" and collectively, the "Proper Officers") authority and power to exercise his sole discretion in negotiating the definitive terms and conditions of the Purchase Agreement and to execute and deliver the Purchase Agreement and any other agreements, documents and instruments contemplated thereby to effectuate the transactions contemplated therein, with such changes therein and modifications and amendments thereto as any such Proper Officer may in his discretion approve, such execution and delivery thereof to be conclusive evidence of his or their authority under this Authorization Proposal.

     (4) Matters incident to the conduct of the Special Meeting or any adjournments or postponements thereof.

     The proposed Sale, the Termination Proposal and the Authorization Proposal and related matters are more fully described in the accompanying Proxy Statement and the Annexes thereto.

     The Board of Directors has fixed the close of business on February 27, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy issued in your name.

     You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, or by executing a subsequent proxy, which revokes your previously executed proxy.

     Whether or not you expect to attend, WE URGE YOU TO SIGN
AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
ENVELOPE PROVIDED.

                                   By Order of the Board of Directors

                                   /s/ Raymond L. LeBlanc
                                   Raymond L. LeBlanc, Secretary

                                   Franklin, Massachusetts

March 16, 1998


            CONSOLIDATED HEALTH CARE ASSOCIATES, INC.

                         PROXY STATEMENT

     This Proxy Statement is being furnished to holders of Common Stock, $.012 par value (the "Consolidated Common Stock") of Consolidated Health Care Associates, Inc., a Nevada corporation ("Consolidated" or the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at a Special Meeting of Stockholders of the Company (the "Special Meeting") scheduled to be held on March 27, 1998, at 10:00 am CST, at offices of San Jacinto Securities, 5949 Sherry Lane, Dallas, Texas 75225, and at any adjournment or postponement thereof.

     At the Special Meeting, the holders of Consolidated Common Stock will be asked to consider and vote upon a proposal (the "Sale Proposal") to sell substantially all of the assets of PTS Rehab, Inc., a Connecticut corporation and a wholly-owned subsidiary of Consolidated ("PTS") related solely to the four outpatient clinics operated by PTS which are located in Attleboro, Leominster, Pittsfield and West Bridgewater, Massachusetts, which provide among other things, ancillary health care and out patient rehabilitation services ( the "Business"), the Leases therefor and related Provider Agreements, Service Agreements and Professional Contracts with therapists, therapist aides and aides serving the Business (the "Purchased Assets") to RehabClinics (SPT), Inc., a Delaware corporation, d/b/a NovaCare Outpatient Rehabilitation ("Purchaser") and a wholly-owned subsidiary of NovaCare, Inc. a Delaware corporation ("NovaCare"), pursuant to an Asset Purchase Agreement dated as of March 5, 1998 (the "Purchase Agreement"). Under the Purchase Agreement, the Purchaser will assume certain limited disclosed liabilities of PTS and Consolidated related to the Purchased Assets and will pay an aggregate consideration of approximately $1,600,000, consisting of $1,100,000 in cash and a $500,000, 6% subordinated, three year promissory note of the Purchaser, subject to offset for indemnification damages under the Purchase Agreement (the "Purchaser's Note") (collectively, the "Sale"). The Purchaser's Note will be guaranteed by NovaCare.

     At the special meeting of Consolidated's Stockholders held on January 13, 1998, Stockholders considered and approved an Asset Purchase Agreement dated as of November 20, 1997 with Olympus Outpatient Services, Inc., a Massachusetts corporation ("Olympus Subsidiary") and a wholly-owned subsidiary of Olympus Health Care Group, Inc., a Delaware corporation ("Olympus") pursuant to which substantially all of the assets of PTS relating solely to the four outpatient clinics located in Attleboro, Leominster, Pittsburgh and West Bridgewater, Massachusetts and the related leases, provider agreements, service agreements, service agreements or professional contracts were to have been sold to the Olympus Subsidiary for an aggregate consideration of approximately $1,700,000 in cash. Stockholders holding more than a majority of the total outstanding shares of Common Stock of Consolidated as well as 95% of the shares represented at the meeting voted in favor of the adoption of the proposed Olympus Purchase Agreement. However, Olympus has not yet completed its financing to obtain funds to pay the purchase price under the Olympus Purchase Agreement. Accordingly, your Board of Directors believes that termination of the Olympus Purchase Agreement and consummation of the proposed sale of the PTS assets and business to the Purchaser and NovaCare is in the best interests of Consolidated
and its stockholders.   At the Special Meeting, you will be
asked to consider and vote upon a proposal (the "Termination Proposal") to ratify, approve and confirm termination of, and revocation of approval and adoption by stockholders of the Olympus Purchase Agreement.

     In addition to approving the Purchase Agreement and ratification of termination of the Olympus Purchase Agreement, at the Special Meeting stockholders will also be asked to consider and vote upon a proposal (the "Authorization Proposal") to grant to the President and the Treasurer and each other officer of Consolidated as shall be designated by the President (each individually, a "Proper Officer" and collectively, the "Proper Officers") authority and power to exercise his sole discretion in negotiating the definitive terms and conditions of the Purchase Agreement and to execute and deliver the Purchase Agreement and any other agreements, documents and instruments contemplated thereby to effectuate the transactions contemplated therein, with such changes therein and modifications and amendments thereto as any such Proper Officer may in his discretion approve, such execution and delivery thereof to be conclusive evidence of his or their authority under the Authorization Proposal.

     For purposes of this Proxy Statement, the term "Other
Incidental Matters" shall mean the Termination Proposal and the Authorization Proposal, taken together.

     FOR A DESCRIPTION OF CERTAIN CONSIDERATIONS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS IN CONNECTION WITH THE SALE, SEE "THE SALE OF ASSETS - RISK FACTORS." UNDER NEVADA LAW, HOLDERS OF CONSOLIDATED COMMON STOCK WILL NOT HAVE DISSENTERS' RIGHTS OF APPRAISAL IN CONNECTION WITH THE SALE. SEE "THE SALE -- DISSENTER'S RIGHTS."

     A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the directions specified on the proxy. Any proxy which does not withhold authority to vote or on which no other instructions are given will be voted (a) FOR the Sale Proposal; (b) FOR the Termination Proposal; and (c) FOR the Authorization Proposal. Any proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by duly executing a proxy bearing a later date, or by voting in person at the Special Meeting.

     This Proxy Statement and the accompanying Notice and form of proxy are being mailed to Stockholders on or about March 16, 1998.

       The date of this Proxy Statement is March 16, 1998.

                        TABLE OF CONTENTS


AVAILABLE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
CAUTIONARY STATEMENT
SUMMARY
     The Special Meeting
     Change of Vote
     The Sale
     Opinion of Financial Advisor
     Interests of Certain Persons in the Sale
     Federal Income Tax Consequences
     Anticipated Accounting Treatment
     Selected Historical and Pro Forma Financial Data
RISK FACTORS
CONSEQUENCES TO CONSOLIDATED SHOULD THE SALE PROPOSAL
NOT BE APPROVED
SPECIAL MEETING
     Purpose of the Special Meeting
     Record Date
     Quorum
     Required Vote
     Voting Rights: Proxies
     Solicitation of Proxies
THE SALE
     Background of the Sale
     Recommendation of the Board of Directors of Consolidated;
Reasons for the Sale
     Business of Consolidated After the Sale
     Opinion of Consolidated's Financial Advisor
     Interests of Certain Persons in the Sale
     Certain Federal Income Tax Consequences
     Anticipated Accounting Treatment
     Dividend Policy
     Dissenter's Rights
     Fees and Expenses
THE PURCHASE AGREEMENT
     Terms of the Sale
     Representations and Warranties
     Certain Conditions to Closing the Sale
     Indemnification and Other Post Closing Obligations
     Post Closing Transitional Matters
     No Solicitations and Standstill
     Waiver of Conditions, Dispute Resolution
     Additional Agreements
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION
FOR CONSOLIDATED
BUSINESS - CONSOLIDATED
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY -
CONSOLIDATED
MANAGEMENT - CONSOLIDATED
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CONSOLIDATED SECURITIES
BUSINESS - NOVACARE
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF
CONSOLIDATED
OTHER RELATED MATTERS
     Termination Of Olympus Purchase Agreement
     Authorization Of Proper Officers
OTHER INCIDENTAL MATTERS
LEGAL MATTERS
EXPERTS
STOCKHOLDERS PROPOSALS

Annexes:
     A.   Purchase Agreement, Purchaser's Note and Guaranty
     B.   Opinion of Consolidated's Financial Advisor, The
Mayflower Group, Ltd.

                      AVAILABLE INFORMATION

     Consolidated is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6066 1; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Consolidated makes filings of reports, proxy statements and other information pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's Web site (http://www.sec.gov).

     Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an Annex hereto.

             INCORPORATION OF DOCUMENTS BY REFERENCE

     Consolidated hereby incorporates by reference into this Proxy Statement the following documents previously filed with the Commission pursuant to the Exchange Act:

     1.   Consolidated's Current Report(s) on Form 8-K filed on
December 12, 1997;

     2. Consolidated's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September
30, 1997;

     3. Consolidated's Annual Report on Form 10-KSB for the fiscal year ended December 3 1, 1996.

     In addition, all reports and other documents filed by Consolidated pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in the case of any statement in such an incorporated document), or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a pan of this Proxy Statement.

     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) arc available, without charge, upon written or oral request by any person to whom this Proxy Statement is delivered, including any beneficial owner, to Consolidated Health Care Associates, Inc., 38 Pond Street, Suite 305, Franklin, Massachusetts 02038.
Attention: Raymond L. LeBlanc, Secretary (telephone no. (508) 543-5055). In order to ensure timely delivery of the documents, any request should be made before March 23, 1998.

                      CAUTIONARY STATEMENT

When used in this Proxy Statement with respect to Consolidated, the words "estimate," to project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Such risks and uncertainties include those risks, uncertainties and risk factors identified under the heading "Forward Looking Information Is Subject to Risk and Uncertainty" accompanying 'Management's Discussion and Analysis of Results of Operations, Financial Condition and Business Environment" that is in the Consolidated Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996. Consolidated does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Purchase Agreement and the Sale and the Other Related Matters and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement. Stockholders of Consolidated should read carefully this Proxy Statement in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement.

                       The Special Meeting

Time, Place and Date

     The Special Meeting of Consolidated's stockholders will be held on March 26, 1998, at 10:00 am CST at the offices of San Jacinto Securities, 5949 Sherry Lane, Suite 960, Dallas, Texas (including any and all adjournments or postponements thereof, the "Special Meeting").

Purposes of the Special Meeting

     At the Special Meeting, holders of Consolidated stock will consider and vote upon the Sale Proposal, the Termination Proposal and the Authorization Proposal. The assets to be purchased by the Purchaser (the "Purchased Assets") consist primarily of the four outpatient clinics operated by PTS as part of the Business which are located in Attleboro, Leominster, Pittsfield and West Bridgewater, Massachusetts, the Leases therefor and related Provider Agreements, Service Agreements and Professional Contracts with therapists, therapist aides and aides serving the Business. See "The Sale - The Sale Purchased Assets and Business."

     At the special meeting of Consolidated's Stockholders held on January 13, 1998, Stockholders considered and approved an Asset Purchase Agreement dated as of November 20, 1997 with Olympus Outpatient Services, Inc., a Massachusetts corporation ("Olympus Subsidiary") and a wholly-owned subsidiary of Olympus Health Care Group, Inc., a Delaware corporation ("Olympus"), pursuant to which substantially all of the assets of PTS relating solely to the four outpatient clinics located in Attleboro, Leominster, Pittsburgh and West Bridgewater, Massachusetts and the Business were to be sold to the Olympus Subsidiary for an aggregate consideration of approximately $1,700,000 in cash. Stockholders holding more than a majority of the total outstanding shares of common stock of Consolidated as well as 95% of the shares represented at the meeting voted in favor of the adoption of the proposed Olympus Purchase Agreement. However, Olympus has not yet completed its financing to obtain funds to pay the purchase price under the Olympus Purchase Agreement. Accordingly, your Board of Directors believes that termination of the Olympus Purchase Agreement and consummation of the proposed sale of the PTS assets and business to the Purchaser and NovaCare is in the best interests of Consolidated and its stockholders. At the Special Meeting, stockholders will be asked to consider and vote upon the Termination Proposal to ratify, approve and confirm termination of, and revocation of approval and adoption by stockholders of, the Olympus Purchase Agreement.

     The Board of Directors of Consolidated has approved the Purchase Agreement and the Sale Proposal and recommends that Consolidated stockholders vote FOR approval of the Sale Proposal. See "The Sale -- Background of the Sale" and "Recommendation of the Board of Directors of Consolidated; Reasons for the Sale." The Board has also considered termination of the Olympus Purchase Agreement which, is a condition precedent to consummation of the Purchase Agreement with NovaCare and the Purchaser. Accordingly, the Board recommends that stockholders vote FOR approval of the Termination Proposal to approve ratification of such termination, and revocation of approval and adoption by stockholders of, the Olympus Purchase Agreement.

     In addition to approving the Purchase Agreement and ratification of termination of the Olympus Purchase Agreement, at the Special Meeting stockholders will also be asked to consider and vote upon the Authorization Proposal to grant to the President and the Treasurer and each other officer of Consolidated as shall be designated by the President (each individually, a "Proper Officer" and collectively, the "Proper Officers") of authority and power to exercise his sole discretion in negotiating the definitive terms and conditions of the Purchase Agreement and to execute and deliver the Purchase Agreement and any other agreements, documents and instruments contemplated thereby to effectuate the transactions contemplated therein, with such changes therein and modifications and amendments thereto as any such proper officer may in his discretion approve. The Board of Directors of Consolidated believes that it is in the best interests of Consolidated and its stockholders to grant such authority and power to the Proper Officers to facilitate consummation of the Purchase Agreement with NovaCare and the Purchaser. Accordingly, the Board recommends that stockholders vote FOR approval of the Authorization Proposal granting such authority and power.

Votes Required; Quorum; Record Date

     Under Nevada law and Consolidated's Articles of Incorporation, the Sale Proposal will require approval by the affirmative vote of the holders of a majority of the votes cast on this matter, provided that the total vote cast on this matter represents more than 50% in interest of the shares of Consolidated Common Stock outstanding and entitled to vote. Approval of each of the Termination Proposal and of the Authorization Proposal will require the affirmative vote of a majority of the holders of the votes thereon. The presence in person or by properly executed proxy of holders of a majority of the shares of Consolidated Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Each outstanding share of Consolidated Common Stock is entitled to one vote. Only holders of Consolidated Common Stock at the close of business on February 27, 1998 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. See "Special Meeting."

     The directors and executive officers of Consolidated and their affiliates own as a group approximately 7.04% of the outstanding shares of Consolidated Common Stock. Holders of approximately 40.14% of the Consolidated Common Stock outstanding as of the date of the Purchase Agreement (including the directors and executive officers of Consolidated and their affiliates) have indicated in writing their intentions to vote in favor of each of the Sale Proposal, the Termination Proposal and the Authorization Proposal.

                         Change of Vote

     Consolidated stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the Special Meeting by giving written notice to Raymond L. LeBlanc, Secretary, Consolidated Health Care Associates, Inc., 38 Pond Street, Franklin, Massachusetts 02038, by signing and returning a later dated proxy, or by voting in person at the Special Meeting.

                            The Sale

The Sale; Purchased Assets; Business

     Consolidated, through its wholly-owned subsidiary PTS, operates four outpatient clinics located in Attleboro, Leominster, Pittsfield and West Bridgewater, Massachusetts on premises leased from third parties (the "Centers"), which provide ancillary health care and outpatient rehabilitation services (the "Business"). Pursuant to the Purchase Agreement, the Purchaser will acquire substantially all of the assets of PTS related solely to the Business (the "Purchased Assets") and assume certain limited disclosed liabilities of PTS and Consolidated related to such assets.

     The Purchased Assets to be purchased by the Purchaser consist among other things of (i) leases which will be assumed by the Purchaser of the four Centers with third parties (the "Leases"), (ii) provider agreements in effect for the benefit of operation of the Business relating to rights of payment or participation in third party payor programs (collectively, the "Provider Agreements"), (iii) service, consulting or management agreements pursuant to which PTS or professionals acting on its behalf provide rehabilitation, therapy, health care management, home health care or other services to customers (collectively, the "Service Agreements"), (iv) employment, service or management agreements pursuant to which PTS employs or otherwise obtains the services of therapists, therapist aides and aides (collectively, the "Professional Contracts") and (v) other contract rights, patient records (to be acquired pursuant to the Auxiliary Purchase Agreement), financial books and records and goodwill of PTS used in or related to the Business, except for vehicles, loans to or from stockholders or affiliates, cash and cash equivalents and accounts receivable (collectively the "Excluded Assets").

Sale Consideration

     The Purchaser will pay PTS as aggregate consideration $1,600,000 consisting of $1,100,000 in cash and the Purchaser's
Note in the principal amount of $500,000, subject to offset for indemnification damages under the Purchaser Agreement (the "Purchaser's Note). The Purchaser's Note will be guaranteed by NovaCare, the corporate parent of the Purchaser. The Purchaser will also assume certain disclosed accounts payable of PTS and Consolidated related to the Purchased Assets up to an aggregate of $75,000. See "The Purchase Agreement -- Terms of the Sale."

Conditions to the Sale

     The obligations of the Purchaser and the Selling Group to consummate the Sale are subject to various conditions, including but not limited to: (1) obtaining requisite approval from Consolidated stockholders; (ii) obtaining approvals or consents of lessors under the Leases of the Centers to be assigned to the Purchaser; (iii) obtaining approvals or consents as to the assignment to the Purchaser of the Provider Agreements, Service Agreements, Professional Contracts and other contracts requiring consent; (iv) obtaining an agreement terminating the Olympus Purchase Agreement and effecting a release of any and all claims of Olympus against Consolidated, PTS and others; (v) the Company entering into an agreement of purchase and sale with Mass., P.C., Inc., an Affiliate of NovaCare, with respect to patient records and certain related assets to be transferred by PTS (the "Auxiliary Purchase Agreement"); (vi) PTS having entered into a Management Agreement (the "Management Agreement") in order to permit Purchaser to continue to provide and bill for services following the closing and until Purchaser has obtained all necessary regulatory approvals and contracts assignments; and
(vii) other customary conditions, all or any of which conditions may be waived in writing. See "The Purchase Agreement -- Conditions to the Sale."

Dividends

     Consolidated is not in a position to declare, set aside, make or pay any dividend or other distribution in respect of its capital stock.

Dissenters' Rights

     Under the General Corporation Law of the State of Nevada, the holders of Consolidated Common Stock are not entitled to any appraisal or dissenters' rights with respect to the Sale or the Other Incidental Matters. See "The Sale - Dissenters' Rights."

                  Opinion of Financial Advisor

     The Mayflower Group, Ltd. of Boston, Massachusetts ("Mayflower") delivered its written Fairness Opinion dated March 5, 1998 to the Board of Directors of Consolidated that, as of such date, among other matters, the Sale of the Purchased Assets to the Purchaser on the terms and conditions set forth in the Purchase Agreement, is fair to Consolidated and its stockholders, from a financial point of view.

     For information on the assumptions made, matters considered and limits of the review undertaken by Mayflower in rendering its Fairness Opinion, see "The Sale -Opinion of Consolidated Financial Advisor." Stockholders are urged to read in its entirety the Fairness Opinion of Mayflower attached as Annex B to this Proxy Statement.

            Interests of Certain Persons in the Sale

     In considering the recommendation of the Consolidated Board of Directors with respect to the Sale Proposal, Consolidated stockholders should be aware that certain members of Consolidated management and the Consolidated Board of Directors have certain interests in the Sale that are in addition to the interests of stockholders of Consolidated generally.

     In consideration of the employment of Mr. Robert M. Whitty, President and Chief Executive Officer and Mr. Raymond L. LeBlanc, Treasurer, Secretary and Chief Financial Officer, the Board of Directors have confirmed that Mr. Whitty as key officer of the Company shall be retained to complete any applicable SEC filings along with any cost reports as may be required under applicable law. In addition the Board of Directors have acknowledged that all compensation due to Mr. Whitty and Mr. LeBlanc pursuant to their respective Employment Agreements shall be paid in accordance with the terms thereof

     Robert M. Whitty, President of the Company, has provided Capital Healthcare Financing, a division of Capital Factors, Inc. ("Capital Factors") a personal guarantee on behalf of the Company as part of the Factoring Agreement regarding the accounts receivable of the Company. The guarantee is discharged only upon the complete satisfaction of the indebtedness to Capital Factors, Inc. (See "The Sale -- Interests of Certain Persons in the Sale.")

Federal Income Tax Consequences

     There will be no Federal income tax consequences to the stockholders of Consolidated as a result of the Sale.

Anticipated Accounting Treatment

     The transaction will be treated as a sale for cash of fixed assets and related intangible assets, mainly goodwill, less certain assumed liabilities. These assets and liabilities are identified elsewhere in this document. The difference between the cash received and the book value of the fixed assets and related intangibles less the assumed liabilities, will be accounted for as a nonoperating gain or loss. The unaudited pro forma consolidated financial statements included herein indicate that the transaction will generate a book loss.

Selected Historical and Pro Forma Financial Data

     Referenced is made to the discussion under the heading "Unaudited Pro Forma Condensed Consolidated Financial Information" contained herein and to Consolidated's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and Consolidated's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996. See "Available Information."



                          RISK FACTORS

     In considering whether to approve the Sale Proposal, the stockholders of Consolidated should carefully consider the following risk factors, in conjunction with the other information included and incorporated by reference in this Proxy Statement. These risk factors assume consummation of the Sale Proposal and do not include matters that could prevent the consummation of the Sale Proposal. For a discussion of risks associated with failure to consummate the Sale Proposal, see "Consequences to Consolidated Should the Sale Proposal not be Approved."

     Continued Financial Stress following the Sale. If the Sale is approved by stockholders and consummated in accordance with the Purchase Agreement, the Company will continue to experience financial stress. The aggregate purchase price of $1,600,000, consisting of $1,100,000 in cash and the Purchaser's Note in the principal amount of $500,000 to be received in the Sale will not permit the Company to satisfy all of its then remaining obligations in full. In addition, the Company will not have sufficient resources to continue operating to realize its non-operating assets, including accounts receivable of the Business which will be retained by the Company and PTS following the Sale, to the full extent that may be practicable. As a financially distressed organization and in the absence of adequate resources, the Company may be forced to cease operations, to liquidate or to consider other alternatives, including seeking protection under the Federal Bankruptcy Code. See "Consequence to Consolidated Should the Sale Proposed Not be Approved."

     Remaining Assets. After the Sale, Consolidated's assets will consist primarily of (i) its accounts receivable and (ii) the Purchaser's Promissory Note to be received upon consummation of the Sale. For a discussion of the business of Consolidated after the Sale, see "The Sale Business of Consolidated After the Sale."

     Uncollectability of the Purchaser's Note. The Purchaser's Note to be received in connection with consummation of the Sale will be subordinated to senior debt of the Purchaser, including all indebtedness of the Purchaser in respect of borrowed money, including the Purchaser's senior bank debt, liabilities in respect of any note purchase or acceptance credit facility, reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap or other interest rate management devices, or other transactions having the commercial effect of a borrowing of money or any guaranty of indebtedness for borrowed money. In addition, the principal amount of and interest accrued on the Purchaser's Note may be offset at any time or from time to time to the extent of the full amount of any Damages (as defined in the Purchase Agreement) in respect of claims for indemnification in favor of the Purchaser as against Consolidated and PTS in accordance with the terms thereof. Accordingly, the possibility exists that the Company will not be entitled to payments under the Purchaser's Note as a result of the subordination provisions and/or the amount of Damages, if any, asserted or to be asserted, as offsets thereunder.
Although Consolidated will hold the guaranty of NovaCare in respect of payments due under the Purchaser's Note as the same may at any time be or become due and payable at their stated due dates, there can be no assurance that Consolidated will be successful in collecting on such guaranty.

     Compliance with Government Health Care Regulations. The health care industry is subject to numerous federal, state, and local regulations. Consolidated believes that its operations are currently materially in compliance with applicable regulations, that NovaCare will not inherit or confront any compliance issues when it acquires the Centers and the Business consummation of the Sale is subject to certain conditions of Closing, including the Purchaser obtaining all consents, approvals, permits from and notices to any and all governmental authorities (as defined under the Purchase Agreement) necessary or required by any and all Legal Requirements as defined in the Purchase Agreement. Moreover, the possibility exists that the Centers and/or the Business, before or after the Sale, could be found in violation of one or more of such Legal Requirements. Such a determination could prevent the Closing from being consummated or could impose significant costs on Consolidated and PTS to bring operation into compliance.

     Although the Company does not anticipate that it or the Purchaser will face any significant regulatory issues in connection with obtaining said approvals, because health care regulation at all levels is subject to constant change, and because there is frequently no procedure for obtaining advisory opinions from government officials, no assurance can be given that all requisite approvals can be obtained on a timely basis, if at all. See "Business - Consolidated - Regulation."

     Indemnification Obligations Under the Purchase Agreement. Pursuant to the provisions of the Purchase Agreement, after the consummation of the Sale, the Company and PTS, jointly and severally, will be obligated to indemnify the Purchaser against Damages (as defined in the Purchase Agreement) sustained or incurred by the Purchaser (i) by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, PTS or Consolidated, or (ii) arising out of or relating to any liabilities or obligations of PTS not assumed by the Purchaser (or its designee) under the Purchase Agreement, including, without limitation, (a) professional malpractice and other professional liabilities relating to acts or omissions of PTS or its employees, agents or independent contractors prior to the closing; (b) liabilities of PTS for overpayments made to PTS and any other matter, for all periods prior to closing, under the Medicare or Medicaid programs and/or applicable workers' compensation programs; (c) federal, state and local tax liabilities, obligations, and withholding tax obligations of PTS, except for federal and state income tax obligations arising from the operation of the Business after the Effective Date (as defined under the Purchase Agreement) which shall be the responsibility of the Purchaser; (d) liabilities under PTS's employee plans; (e) liabilities relating to or arising from any litigation or other claim or obligation (including amounts and claims payable), arising from acts or omissions prior to the closing; and (f) any other debt, obligation or duty of PTS arising prior to the closing date or relating to conduct or activities occurring prior to the closing date, unless otherwise specifically included as an Assumed Liability (as defined under the Purchase Agreement). In addition to the right of the Purchaser to indemnification under the Purchase Agreement, the Purchaser has the right from time to time to set off the amount of any of the Purchaser's Damages against any payments due under the Purchaser's Note. Representations and warranties will survive until the end of the applicable statue of limitations. Payment of any indemnification claims under the Purchase Agreement would have a material adverse effect on the Company and would contribute substantially to its financial distress. Furthermore, neither the Purchaser's Note nor the remaining assets available to the Company after the Sale may be adequate to fund any potential claims for indemnification. See. "The Purchase Agreement - Indemnification and Other Post Closing Obligations."

     Departure of Key Management Personnel. Pursuant to current employment and/or consulting agreements with Consolidated, Mr. Robert M. Whitty, Consolidated's current President, and Mr. Raymond L. LeBlanc, Consolidated's current Treasurer, Secretary, and Chief Financial Officer, are entitled to leave the Company during 1998. These departures may necessitate the installation of new senior management at Consolidated, the effects of which are at this time uncertain. New personnel, if any, who are hired to manage post-Sale Consolidated may lack experience.

             CONSEQUENCES TO CONSOLIDATED SHOULD THE
                  SALE PROPOSAL NOT BE APPROVED

     Continued Financial Distress. If the Sale Proposal is not approved by the Consolidated stockholders, the Purchase Agreement will be terminated and the four Centers and the related Business and the other Acquired Assets which would have been sold, in addition to the related assets and all of the Company's liabilities will remain with the Company. The Company, has very recently experienced a slight revenue increase due to its efforts to follow an austere budget and to improve the efficiency of the billing process. However, the Company sustained serious capital shortages, operating losses, and debt repayment problems in 1994, 1995, 1996 and 1997. If the Company is not acquired by another corporation, or the Company is not successful in consummating alternative transactions to realize on its assets, its history of substantial losses and accumulated deficits may continue and force the Company out of business and into bankruptcy. As a financially distressed organization, its future salability and prospects for acquisition would be uncertain at best.

                         SPECIAL MEETING

Purpose of the Special Meeting


     At the Special Meeting, holders of Common Stock will consider and vote upon the Sale Proposal, pursuant to which the Purchaser, a wholly-owned subsidiary of NovaCare, will purchase the Centers and the Business which comprise substantially all of the assets of PTS related solely to the Business for an aggregate Purchase Price of approximately $1,600,000, consisting of $1,100,000 in cash and the Purchaser's Note in the principal amount of $500,000. In addition, the Purchaser will assume certain limited disclosed liabilities of PTS and Consolidated related to such assets. See "The Purchase Agreement -- Terms of the Sale."

     The Board of Directors of Consolidated has approved the Purchase Agreement and the Sale Proposal and recommends that Consolidated stockholders vote FOR approval of the Sale Proposal. See "The Sale -- Background of the Sale" and "Recommendation of the Board of Directors of Consolidated; Reasons for the Sale."


Other Incidental Matters

     At the special meeting of Consolidated's Stockholders held on January 13, 1998, Stockholders considered and approved an Asset Purchase Agreement dated as of November 20, 1997 with Olympus and the Olympus Subsidiary pursuant to which substantially all of the assets of PTS relating solely to the four outpatient clinics located in Attleboro, Leominster, Pittsburgh and West Bridgewater, Massachusetts and the Business were to have been sold to the Olympus Subsidiary for aggregate consideration of approximately $1,700,000 in cash.
Stockholders holding more than a majority of the total outstanding shares of common stock of Consolidated as well as 95% of the shares represented at the meeting voted in favor of the adoption of the proposed Olympus Purchase Agreement. At the Special Meeting, stockholders will be asked to consider and vote upon the Termination Proposal to ratify, approve and confirm termination of, and revocation of approval and adoption by stockholders of, the Olympus Purchase Agreement.

     In addition to approving the Purchase Agreement and ratification of termination of the Olympus Purchase Agreement, at the Special Meeting stockholders will also be asked to consider and vote upon the Authorization Proposal to grant to the President and the Treasurer and each of the Proper Officers authority and power to exercise his sole discretion in negotiating the definitive terms and conditions of the Purchase Agreement and to execute and deliver the Purchase Agreement and any other agreements, documents and instruments contemplated thereby to effectuate the transactions contemplated therein, with such changes therein and modifications and amendments thereto as any such proper officer may in his discretion approve.

Record Date

     Only holders of Consolidated Common Stock at the close of business on February 27, 1998 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

Quorum

     The presence in person or by properly executed proxy of holders of a majority of the shares of Consolidated Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business.

Required Vote

     Under Nevada law and Consolidated's Articles of Incorporation, the Sale Proposal will require approval by the affirmative vote of the holders of a majority of the votes cast on this matter, provided that the total vote cast on this matter represents more than 50% in interest of the shares of Consolidated Common Stock outstanding and entitled to vote. Approval of each of the Termination Proposal and of the Authorization Proposal will require the affirmative vote of a majority of the holders of the votes casts on each matter. Each outstanding share of Consolidated Common Stock is entitled to one vote.

     The directors and executive officers of Consolidated and their affiliates own as a group approximately 7.04% of the outstanding shares of Consolidated Common Stock. Holders of approximately 40.14% of the Consolidated Common Stock outstanding as of the date of the Purchase Agreement (including the directors and executive officers of Consolidated and their affiliates) have indicated in writing their intentions to vote in favor of each of the Sale Proposal, the Termination Proposal and the Authorization Proposal.

Voting Rights; Proxies

     All shares of Consolidated Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. ANY PROXY WHICH DOES NOT WITHHOLD AUTHORITY TO VOTE OR ON WHICH NO OTHER INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE SALE PROPOSAL, THE TERMINATION PROPOSAL AND THE AUTHORIZATION PROPOSAL. Consolidated stockholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the Special Meeting by giving written notice to Raymond L. LeBlanc, Secretary, Consolidated Health Care Associates, Inc., 38 Pond Street, Franklin, Massachusetts 02038, by signing and returning a later dated proxy, or by voting in person at the Special Meeting. Accordingly, stockholders who have executed and returned proxy cards in advance of the Special Meeting may change their vote at any time prior to or at the Special Meeting; however, mere attendance at the Special Meeting will not by itself have the effect of revoking the proxy.

     Votes cast either in person or by proxy at the Special Meeting will be tabulated by The American Stock Transfer & Trust Company, the Company's transfer agent. The election inspectors will treat abstentions as a votes against the Sale Proposal. Broker non-votes will not be counted as votes for or against the Sale Proposal, and will not be included in counting the number of votes necessary for approval of the Sale Proposal. Abstentions and broker non-votes will not be counted for or against the Termination Proposal or the Authorization Proposal.

Solicitation of Proxies

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or be telephone or telegraph. The Company does not expect to pay any compensation. for the solicitation of proxies, but may reimburse brokers, fiduciaries, nominees and others for expenses in forwarding proxy materials to be beneficial owners of stock held in their names and obtaining proxies of such owners.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF CONSOLIDATED. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            THE SALE

Background of the Sale

     As noted above, at the Special Meeting of Consolidated stockholders held on January 13, 1998, stockholders considered and approved the Olympus Purchase Agreement to sell substantially all of the assets of PTS relating to the Clinics and the Business to the Olympus Subsidiary. The Olympus Purchase Agreement was originally scheduled to close on or about January 30, 1998. However, by that date, Olympus had not yet completed its financing to obtain funds to pay the purchase price under
the Olympus Purchase Agreement.   Consolidated and Olympus
negotiated on the language of an amendment to the Olympus Purchase Agreement pursuant to which all or portions of an initial $100,000 deposit would be paid to PTS and the closing date would be extended to February 27, 1998, subject to further extension under certain circumstances. During the subsequent two week period following January 30th, Olympus had still not obtained its necessary financing to complete the purchase. In conversations between representatives of Consolidated and Olympus, Consolidated advised Olympus that it had received a contact from a representative of NovaCare expressing an interest in possible purchase of the PTS Clinics and that given the lack of financing available to Olympus, Consolidated intended to pursue such contact. In accordance with the Olympus Purchase Agreement, Consolidated notified Olympus and the Olympus Subsidiary of the contact with NovaCare, including NovaCare's request for confidential information.

     The terms of the Purchase Agreement and the related agreements are the result of arm's-length negotiations between representatives, legal advisors and financial advisors of Consolidated and NovaCare. The following is a brief discussion of these negotiations.

     On February 13, 1998 Raymond L. LeBlanc, Consolidated's chief financial officer, received a phone call from a representative of NovaCare. The purpose of the call was to determine if the PTS clinics were still available for sale and whether information could be provided to NovaCare. Upon discussion and review with Mr. Robert M. Whitty. President of Consolidated, Mr. LeBlanc notified the representative that information could be obtained on the facilities in question.

     On February 16, 1998 James Kenney, Robert M. Whitty, Sidney Dworkin and Goodhue Smith, the Board of Directors of the Company, reviewed the circumstances of a possible purchase of the PTS Clinics by NovaCare and the current status of the proposed Olympus transaction. Upon discussion and review, the Board authorized Mr. Whitty to pursue negotiations with NovaCare with the understanding that any transaction could only occur upon the termination of the proposed Olympus transaction.

     On February 16, 1998, the Company received a Letter of Intent from NovaCare describing a proposed transaction to purchase the Business for an aggregate a purchase price of $1,600,000 upon completion of due diligence. Mr. Whitty in discussions with NovaCare informed them that a pending transaction was still proposed by Olympus, but that the Company could entertain additional proposals.

     On February 17, 1998, NovaCare began due diligence of the proposed assets to be acquired. A representative of NovaCare visited the facilities and completed due diligence on Friday, February 20, 1998. During said due diligence, the Company received, for its review, a proposed draft of an asset purchase agreement.

     On Thursday, February 19, 1998 Mr. James Kenney, Robert M. Whitty, Sidney Dworkin and Goodhue Smith, the Board of Directors of the Company, had a telephonic board meeting to review the transaction proposed by NovaCare. Upon review and discussion, the Board authorized Mr. Whitty to pursue the completion of the negotiations and documentation of the proposed transaction, understanding that if said negotiations were to result in the completion of a proposal and documentation satisfactory to the Company, that the Company should then terminate the Olympus Purchase Agreement prior to entering into an agreement with NovaCare.

     On February 26, 1998, the Board of Directors had an additional telephonic board meeting at which time the status of the proposed NovaCare transaction was reviewed. Upon discussion and review it was agreed that the transaction was in the best interest of the Company and that subject to final review of the proposed documentation, the Company was to proceed with the transaction with NovaCare.

     On March 2, 1998 the Company received a letter from Olympus terminating the Olympus Purchase Agreement purportedly pursuant to certain inspection rights which previously lapsed under the Olympus Purchase Agreement. Nevertheless, the Company advised Olympus that the Company was willing to enter into an amendment or other agreement to terminate on a mutually agreeable basis the Olympus Purchase Agreement, especially in view of Olympus' inability to arrange for financing for its proposed purchase of the Business. Upon verification of receipt and acknowledgment of the termination of the Olympus Purchase Agreement, the Company continued to pursue an agreement with NovaCare.

     On March 4, 1998 The Board of Directors had a telephonic board meeting to discuss the NovaCare proposal for a transaction at a value of $1,600,000 for the assets of PTS together with the assumption of no more than $75,000 in outstanding liabilities. It was agreed that the transaction would be approved and documentation was to be executed subject to final stockholder approval. The members of the Board unanimously voted to authorize Mr. Whitty to execute all related documentation and file and complete proxy materials and all additional documentation required by the SEC.

     The Asset Purchase Agreement and other transaction documents were executed as of approximately 5:00 PM EST on March
5, 1998 and the Sale was publicly announced on March 7, 1998.


RECOMMENDATION OF THE BOARD OF DIRECTORS OF CONSOLIDATED;
REASONS FOR THE SALE

     THE BOARD OF DIRECTORS OF CONSOLIDATED HAS UNANIMOUSLY APPROVED THE SALE AND BELIEVES THAT THE SALE IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE SALE.

     In reaching its decision to approve the Sale, the Board of Directors of Consolidated considered numerous factors, including without limitation: (i) the amount and nature of the consideration to be received by the Company; (ii) the financial results of the Company for the last three years and the prospects for the Company; (iii) the debt of the Company; (iv) the historical stock prices of the Company's Common Stock; (v) the inability of Olympus to complete its financing to purchase the Clinics and the Business on a timely basis and the resulting mutual determination to terminate the Olympus Purchase Agreement; (vi) the absence of any better firm offer; and (vii) the opinion of the Company's independent investment banking firm that the Sale is fair to the Company from a financial point of view.

     In evaluating NovaCare's offer, the Board of Directors of the Company considered the following:

     (A) Prospects for the Company. The Company has incurred net losses for the years ended December 31, 1994, 1995 and 1996, and net losses before extraordinary income for the nine months ended September 30, 1997 and there is no assurance that the Company will be profitable in the future to service all of the Company's debt and accumulate equity for stockholders. At September 30, 1997, the Company had an accumulated deficit of approximately $8,016,478. The Company has not been able to pay all of its obligations when due, with the result that the Company has been required to restructure its debt in 1994, 1995, 1996 and 1997.

     The Board of Directors determined that the Sale would allow the Company to sell substantially all of its assets, to raise funds to pay down debt and to give the Company additional time to dispose of the remaining portion of its non-operational assets, to eliminate additional Company debt and preserve to some extent its stockholders equity.

     (B) Limited Available Capital. The Company's capital requirements have been and, if the Company were to continue operations, will continue to be significant. The Company has been substantially dependent upon private placements of its debt and equity securities, on conversion of certain debt to equity, on loans from its principal stockholder, and from time to time, on short-term loans from its officers, directors and other stockholders to fund requirements. The Company has no current arrangements with respect to sources of additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company. Moreover, in May, 1997 the Company's principal stockholder informed the Company that, other than a loan of $300,000 related to expenses of the Sale, it was unwilling to advance additional funds to the Company. During 1997, the Company also raised cash and/or reduced debt pursuant to the sale of its four Pennsylvania clinics, the return to a former owner the Company's non-performing Florida clinic, and the sale of its three Delaware clinics as noted below. See "Business - Consolidated - Recent Divestitures." The Company's former independent auditors have qualified its report dated April 5, 1997 on the Company's financial statements that financing uncertainties raise substantial doubt about the Company's ability to continue as a going concern.

     In recent years the health care industry in which the Company operates has experienced substantial growth, consolidation and increasing competition. To achieve the size and obtain the resources the Company considers necessary to become competitive against this background, the Company believes that it would need to raise substantial additional capital, which could be difficult or impossible to raise on satisfactory terms and within the time frame required to permit the Company to remain a going concern.

     (C) The absence of any better firm offer. Prior to entering into the Olympus Purchase Agreement, the Company had attempted to solicit other potential buyers with respect to acquiring the Company's assets. In the six (6) months prior to approval of the Purchase Agreement by the Board, management of the Company contacted certain companies in similar businesses to solicit their interest in acquiring the Company. No other party contacted indicated an interest in matching or exceeding Olympus' offer, and no other party has approached the Company with an offer equal to or greater than NovaCare's offer.

     (D) The consideration to be paid. NovaCare will provide consideration in the form of $1,100,000 in cash and the Purchaser's Note in the principal amount of $500,000, subject to offset under cetain circumstances. Although the Olympus Purchase Agreement called for a slightly higher purchase price than the Purchase Agreement with Novacare, all payable in cash at closing, the inability of Olympus to arrange for its financing to consummate the Olympus Purchase Agreement forced the Company and the Board of Directors to consider the lower aggregate dollar amount payable by the Purchaser as well as the reduced amount of cash available at closing. Moreover, although the Purchaser's Note is subject to offset to the extent of Damages for indemnification claims asserted by NovaCare under the Purchase Agreement, the aggregate amount for which claims for indemnification can be made against the Purchaser's Note and the Company and PTS, on a joint and several basis, is limited to the aggregate amount of the purchase price of $1,600,000. There was no such cap under the Olympus Purchase Agreement. The Board also retained the services of Mayflower, which rendered its opinion that the Sale and the consideration to be paid for the Purchased Assets is fair from a financial point of view to the Company.

     The Board believes, therefore, that the NovaCare offer is the best offer available to satisfy a portion of the Company's obligations in addition to the disclosed limited liabilities of PTS and Consolidated related to the Purchased Assets to be assumed by the Purchaser, and to position the Company to pursue in an orderly fashion the collection of the remaining assets of the Company for a possible future return to its stockholders. See "Business of Consolidated After the Sale" and "Unaudited Pro Forma Condensed Consolidated Financial Information."

Business of Consolidated After the Sale

     After the Sale is approved by stockholders and consummated, the Company does not expect to remain an operating company or to continue in the health care business or to diversify into other lines of business. Since the Sale to NovaCare does not include the Company's accounts receivable, after the Sale is approved by stockholders and consummated, the Company will also be engaged in collecting such receivables as well as the Purchaser's Note and using the proceeds of such collections to further reduce debt.

     After the consummation of the Sale, the Board of Directors of the Company will consider the available alternatives to the Company. Such alternatives include the: (i) distribution of any remaining assets to stockholders and/or creditors of the Company (or to a liquidating trust for their benefit); (ii) liquidation of the Company; or (iii) sale of the Company to a third party.

Opinion of Consolidated's Financial Advisor

     Consolidated engaged The Mayflower Group, Ltd. of Boston, Massachusetts ("Mayflower") as its financial advisor to render certain financial advisory services to Consolidated concerning the Proposed Sale, including rendering an opinion with respect to the fairness to Consolidated and its stockholders, from a financial point of view, of the Proposed Sale and of the Purchase Price to be received in connection therewith. At the March 4, 1998 meeting of Consolidated's Board of Directors, Mayflower rendered its oral opinion to the Board and since that date has delivered a written confirmation of its opinion (i.e., the Fairness Opinion), a copy of which is included in this Proxy Statement as Annex B. Mayflower has not made and does not intend to make any review or analysis with respect to the proposed Sale after the date of this Proxy Statement.

     As noted above, the full text of the Fairness Opinion of Mayflower dated March 5, 1998, which sets forth the matters considered, the scope and limitations of the review undertaken and the procedures followed by Mayflower in rendering its opinion, is attached to this Proxy Statement as Annex B and is incorporated herein by reference. Consolidated's stockholders should read the Mayflower Fairness Opinion carefully in its entirety. Consolidated's stockholders should note that the opinion expressed by Mayflower was provided for the information of the Board of Directors of Consolidated only in connection with its consideration of the Sale.


Interests of Certain Persons in the Sale

     In considering the recommendations of its Board of Directors with respect to the Proposed Sale, stockholders should be aware that certain members of Consolidated's management and Board of Directors may have certain interests in the Sale that are in addition to the interests of stockholders generally. The Board of Directors of Consolidated was aware of these interests and considered them, among other matters, in approving the Sale.

     Employment and Related Agreements. Consolidated currently has employment and related agreements with Robert M. Whitty, President and Chief Executive Officer and Raymond L. LeBlanc,
Chief Financial Officer and Treasurer, respectively.

     In November 1997, Consolidated and Mr. Whitty entered into an agreement (the "Whitty Continuation Agreement") under which Mr. Whitty agreed to continue his employment as President and Chief Executive Officer of Consolidated for which he would be entitled to receive compensation of approximately $12,500 per month, payable through March 31, 1998. Upon agreement of all parties, the agreement provides for the continuation beyond March 31, 1998 if needed. Also, in September, 1997, Consolidated and Mr. LeBlanc entered into an agreement (the "LeBlanc Continuation Agreement") under which Mr. LeBlanc agreed to continue in his position as Chief Financial Officer and Treasurer for which he would be entitled to receive compensation of approximately $9,167 per month, payable through March 31, 1998. Under the terms of both Agreements, Consolidated will provide family health insurance through March 31, 1998.

     Advisory Fees. In accordance with Consolidated's engagement of Mayflower and in connection with its rendering its Fairness Opinion, upon receipt and acceptance of the Fairness Opinion, Mayflower will receive advisory fees of $25,000 in the aggregate, less the amount of prior payments made by Consolidated to Mayflower for its financial advisory services. See " -- Opinion of Financial Advisor.

Certain Federal Income Tax Consequences

     There will be material no Federal income tax consequences to the stockholders of Consolidated as a result of the Sale.


Anticipated Accounting Treatment

     The transaction will be treated as a sale for cash and a promissory note for fixed assets and related intangible assets, mainly goodwill, less certain assumed liabilities. These assets and liabilities are identified elsewhere in this document. The difference between the cash and promissory note received and the book value of the fixed assets and related intangibles less the assumed liabilities, will be accounted for as a non-operating gain or loss. The unaudited pro forma consolidated financial statements included herein indicate that the transaction will generate a book loss.

Dividend Policy

     The Company is not in a position, financial or otherwise, to consider the payment of dividends on its capital stock. See
"Price Range of Common Stock and Dividend Policy -
Consolidated."

Dissenters' Rights

     The Nevada General Corporation Law does not provide for dissenters' rights to holders of Consolidated Common Stock or Preferred Stock with respect to the Sale Proposal or any of the Other Incidental Matters.

Fees and Expenses

     Whether or not the transactions contemplated by the Purchase Agreement are consummated, except for amounts payable upon termination, each of the parties will bear its own expenses incident to preparing, entering into and consummating the Purchase Agreement and the Sale. See "The Purchase Agreement -
Certain Payments."

                     The Purchase Agreement

     This portion of the Proxy Statement describes various aspects of the Sale and provisions of the Purchase Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Annex A and incorporated herein by reference. Stockholders of Consolidated are urged to read the Purchase Agreement in its entirety.

Terms of the Sale

     The Purchase Agreement provides that, subject to the satisfaction or, waiver of certain conditions (including, among other things, approval of the Purchase Agreement by the stockholders of Consolidated, receipt of approval or consents of lessors under the Leases of PTS), substantially all of the assets of PTS will be sold to the Purchaser in exchange for the aggregate purchase price of $1,600,000, of which approximately $1,100,000 will be payable at closing and the balance will be payable pursuant to the Purchaser's Note in the principal amount of $500,000, subject to offset under certain circumstances. In addition, the Purchaser will assume certain disclosed accounts payable of PTS and Consolidated related to the Purchased Assets up to an amount not to exceed $75,000 in the aggregate.

     In addition to the Leases, Provider Agreements, Service Agreements, Professional Contracts and other contract rights that will be transferred to the Purchaser, the Purchased Assets also include all tangible and intangible assets owned by PTS and used in the Business, including computer programs and documentation, if any, used in conducting the Business, an assignment of the name "PTS Rehab" and all goodwill and going concern value of the Business. The Excluded Assets which will be retained by PTS will include cash, accounts receivable, notes receivable, vehicles, and loans to or from stockholders or their affiliates. The Purchaser will not assume, and PTS will remain liable for, among other obligations, any liability for professional malpractice and other acts or omissions of PTS or its employees, agent, or independent contractors prior to the closing, liabilities of PTS for overpayments made to PTS and any other matter, for all periods prior to closing, under the Medicare or Medicaid programs and/or applicable workers' compensation programs, any liability for federal, state and local income, sales, use, withholding or property taxes and other taxes of any kind or description, all employee compensation, employee benefits, severance and similar obligations and tax liabilities incurred in connection with their businesses that arose, accrued or were incurred prior to the closing date, liabilities arising out of any threatened or pending litigation and any other liability for any account, accounts payable, note or note payable, whether due or to become due, of PTS of any nature whatsoever other than those liabilities specifically assumed by Purchaser pursuant to the Purchase Agreement.

Representations and Warranties

     The Purchase Agreement contains various representations and warranties of Consolidated and PTS, on the one hand, and NovaCare and the Purchaser on the other hand, relating, among other things, to all or, in the case of NovaCare and the Purchaser, some of the following:

     (i) organization, existence, good standing, corporate power, qualification to do business and similar corporate matters and authority to execute, deliver and consummate the Purchase Agreement;

     (ii) the absence of conflicts, violations and defaults under their charters and by-laws and certain other agreements and documents;

     (iii) the ownership and title to the Acquired Assets free and clear of all liens except certain permitted liens;

     (iv) the possession of all licenses, permits and approvals to operate the Business and qualification as a provider participant in the Medicaid program;

     (v)  the condition of the Acquired Assets;

     (vi) the accuracy of financial statements;

     (vii) the documents and reports filed with the SEC and the accuracy and completeness of the information contained therein-,

     (viii)    the absence of undisclosed liabilities;

     (ix) compliance with laws, ordinances and regulations, including, but not limited to, all Federal and state, fraud and abuse, "anti-kickback" and "self-referral" laws and all laws, rules and regulations of the Medicare, Medicaid and other governmental healthcare programs;

     (x)  environmental matters;

     (xi) employee benefit matters;

     (xii) the absence of certain material changes or events since January 31, 1998; and

     (xiii)    tax matters;

     (xiv)     the consents required to consummate the Sale;

     (xv) the inventory and accounts payable of PTS;

     (xvi) compensation, employee benefit plans and labor relations in respect of each person employed by or independently contracting with PTS with regard to compensation and related matters;

     (xvii)    insurance policies maintained by PTS;

     (xviii)   the absence of restrictions from conducting the
Business in any location by agreement or court decree;

     (xix) the absence of obligations outside of the ordinary course of business to make allowances to any customers with respect to the Business;

     (xx) use of names;

     (xxi) the absence of the grant of any powers of attorney;

     (xxii) licensure relating to each individual employed or contracted by PTS to provide therapy services;

     (xxiii)   the status of litigation and disputes; and

     (xxiv) rights to use all computer software and the validity of third party licenses or any sub-licenses related thereto.

     As noted below under "Indemnification," the representations and warranties of the parties survive the closing until the end of the applicable statute of limitations.



Effective Date of the Sale

     The closing of the purchase and sale of the Acquired Assets is to be held on a day within five (5) business days after the conditions to closing have been met or waived. Under the Purchase Agreement, the Effective Date of the transaction will be March 1, 1998.

Certain Conditions to Closing the Sale.

     The closing and the Purchaser's obligations to consummate the Sale are subject to customary closing conditions including, among other things, the following: (i) the accuracy of representations and warranties of the Company and PTS; (ii) compliance with the requirements to make deliveries of certain documents in accordance with the provisions of the Purchase Agreement; (iii) PTS entering into the Auxillary Purchase Agreement with Mass. P.C., Inc.; (iv) PTS entering into the Management Agreement; and (v) PTS and Consolidated entering into an agreement terminating the Olympus Purchase Agreement and effecting a release of any and all claims of Olympus against PTS, Consolidated and their respective officers, directors, representatives and affiliates and the Purchaser, NovaCare and their respective officers, directors, representatives and affiliates arising or that may arise under or in connection with the Olympus Purchase Agreement or the Purchase Agreement.

Indemnification and Other Post Closing Obligations

     The representations and warranties of PTS and the Company will survive until the end of the applicable statute of limitations.

     Consolidated and PTS, jointly and severally, have agreed to indemnify the Purchaser against Damages (as defined in the Purchase Agreement) sustained or incurred by the Purchaser
(i) by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, PTS or Consolidated, or
(ii) arising out of or relating to any liabilities or obligations of PTS not assumed by the Purchaser (or its designee) under the Purchase Agreement, including, without limitation, (a) professional malpractice and other professional liabilities relating to acts or omissions of PTS or its employees, agents or independent contractors prior to the closing; (b) liabilities of PTS for overpayments made to PTS and any other matter, for all periods prior to closing, under the Medicare or Medicaid programs and/or applicable workers' compensation programs; (c) federal, state and local tax liabilities, obligations, and withholding tax obligations of PTS, except for federal and state income tax obligations arising from the operation of the Business after the Effective Date (as defined under the Purchase Agreement) which shall be the responsibility of the Purchaser; (d) liabilities under PTS's employee plans; (e) liabilities relating to or arising from any litigation or other claim or obligation (including amounts and claims payable), arising from acts or omissions prior to the closing; and (f) any other debt, obligation or duty of PTS arising prior to the closing date or relating to conduct or activities occurring prior to the closing date, unless otherwise specifically included as an Assumed Liability (as defined under the Purchase Agreement). In addition to the right of the Purchaser to indemnification under the Purchase Agreement, the Purchaser has the right from time to time to set off the amount of any of the Purchaser's Damages against any payments due under the Purchaser's Note. Representations and warranties will survive until the end of the applicable statue of limitations.

     Generally, PTS and Consolidated are not obligated for any indemnification obligation unless and until the aggregate amount of such claims exceeds $10,000 and in no event shall PTS and Consolidated be liable to the Purchaser for indemnification claims in excess of $1,600,000.

     The Purchaser has agreed to indemnify PTS and Consolidated against losses incurred by them that are attributable to a breach of the representations and warranties of the Purchaser contained in the Purchase Agreement or in respect of the Assumed Liabilities (as defined therein).


Post Closing Transitional Matters

     Under the terms of the Purchase Agreement, Consolidated and PTS have agreed to enter into the Management Agreement pursuant to which the Purchaser would manage the provision of services by PTS for a specified period of time following closing in order to provide continuity of the provision and billing for services until the Purchaser has obtained all necessary regulatory approvals and contract assignments. In this regard, PTS is required to continue its corporate existence for at least the term of the Management Agreement.

Non-Competition Agreement

     The Purchase Agreement provides that following the consummation of the transaction neither the Company nor Shareholder shall, (a) subsequent to the date of the Closing and until seven years after the date of the Closing, directly or indirectly, (1) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultants, volunteer, or otherwise, with or without pay, in any activity or business venture, anywhere within a fifty (50) mile radius of the existing business locations of the Business, which is competitive with the Business, (ii) solicit or entice or endeavor to solicit or entice away from any member of the Purchaser Group (as hereinafter defined) any person who was a director, officer, employee, agent or consultant of such member of the Purchaser Group, either on the Company's or the Shareholder's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Purchaser Group. (iii) solicit or entice or endeavor to solicit or entice awary any of the clients or customers of the Business, either on the Company's or the Shareholder's own account of for any other person, firm, corporation or organization, or (iv) employ any person who was a director, officer or employee of any member of the Purchaser Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Purchaser Group, or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of any member of the Purchaser Group or the business reputation or good name of any member of the Purchaser Group, or be otherwise detrimental to the Purchaser, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Purchaser Group. For purposes of the foregoing agreement, the term "Purchaser Group" shall mean, collectively, the Purchaser and its subsidiaries, affiliates and parent entity operating in the same lines of business.

Waiver of Conditions, Dispute Resolution

     Waiver. The Purchase Agreement provides that either the Purchaser or the Company may waive the conditions precedent to closing or defer in whole or in part any of the conditions precedent to closing, but only in writing.

     Dispute Resolution.. The Purchase Agreement provides that any controversy or claim arising out of or relating to the Purchase Agreement or any breach thereof shall, with certain exceptions, be settled by arbitration in accordance with the National Health Lawyers Association Alternative Dispute Resolution Services Rules of Procedure for Arbitration.

Additional Agreements

     In addition to the Management Agreement to be entered into in connection with the Sale, effective March 1, 1998, the Company and PTS will enter into an agreement of purchase and sale with Mass. P.C., Inc., a Massachusetts professional corporation ("MassPC"), to be formed by NovaCare (the "Auxiliary Purchase Agreement"), pursuant to which those assets of PTS that cannot be transferred to an entity that is not appropriately licensed in the Commonwealth of Massachusetts to provide medical or therapeutic services, will be sold and assigned to MassPC for a purchase price of $1.00 in cash and other good and valuable consideration, the receipt of which has been acknowledged by the parties. The assets to be transferred pursuant to the Auxiliary Purchase Agreement consists primarily of the Company's patient records and its managed care contracts and the assumed liabilities to be transferred thereunder shall consist of and shall be limited solely to the obligations of the Company under such managed care contracts.

                  UNAUDITED PRO FORMA CONDENSED
             FINANCIAL INFORMATION FOR CONSOLIDATED

     The following Unaudited Pro Forma Consolidated Condensed Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations give effect to (i) the sale of three of the Company's Pennsylvania clinics which was completed on February 28, 1997 (the "Pennsylvania Disposition"), (ii) the sale of one Florida clinic which was completed in March, 1997 (the "Florida Disposition"), (iii) the sale of three Delaware clinics and one Pennsylvania clinic in January 1998 and (iv) the proposed Sale of the operating assets of PTS pursuant to the provisions of the Purchase Agreement. The proposed Sale includes the assets of the Company's four Massachusetts outpatient clinics. See "Business Consolidated - Recent Divestitures."

     These Unaudited Pro Forma Consolidated Financial Statements have been derived from the consolidated statements of operations of the Company for the year ended December 31, 1996 and the nine months ended September 30, 1997 included elsewhere in the Proxy Statement. The Unaudited Pro Forma Consolidated Statements of Operations give effect to the Pennsylvania Disposition, the Florida Disposition, the Delaware and Pennsylvania Disposition and the Sale as if each transaction had occurred at the beginning of each of the periods presented.

     The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the notes thereto and the Company's Consolidated Financial Statements and related notes therein contained elsewhere in this Proxy Statement. See "Index to Financial Statements." The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have resulted if the Pennsylvania Disposition, the Florida Disposition, the Delaware and Pennsylvania Disposition and the Sale had been consummated previously nor which may result from future operations of the Company.

Consolidated Health Care Associates, Inc.

Unaudited Pro Forma Consolidated Condensed Balance Sheet

                                            September 30, 1997
                         ----------------------------------------------------
ASSETS                      ACTUAL   disposition    disposition     Pro Forma
                                      Jan  1998      Mar  1998
Current assets:
Cash                         44,575    829,510 (1)   1,110,000 (1)  1,974,085
Accounts Receivable,net   1,079,198   (389,006)(2)           0        690,192
Other current
receivable                  907,068          0         100,000 (1)  1,007,068
Other current assets         64,469          0               0         64,469
                          ---------   ---------      ---------       ---------
Total current assets      2,095,310    440,504       1,200,000      3,735,814

Property, plant and
equipment, net              326,924    (78,108)(2)    (98,410) (2)    150,406
Goodwill, net             2,371,754    (81,389)(3) (2,288,438)          1,927
Deferred charges and
other assets, net           378,665    (18,773)(2)    400,000  (1)    759,892
                          ---------   ---------     ---------       ---------
Total assets              5,172,653    262,234       (786,848)      4,648,039
                          =========   =========     =========       =========

Liabilities and
Stockholders Equity
Current Liabilities
Current portion long-
term debt                   277,350          0              0        277,350
Accounts payable            827,178          0        (19,538)       807,640
Accrued payroll, taxes
and benefits                409,176     (3,881)(2)    (55,462) (2)   349,833
Accrued expenses            121,954           0             0        121,954
                          ---------   ---------       -------       --------
   Total current
     liabilities          1,635,658     (3,881)       (75,000)     1,556,777

Long term debt            1,421,624          0              0      1,421,624
                         ----------   --------        -------      ---------
Total liabilities         3,057,282     (3,881)       (75,000)     2,978,401

Stockholders equity:
Preferred Stock:
10,000,000 shares
authorized
 Issued: 1,727,305       1,727,305           0              0      1,727,305
Common Stock $0.012
 par value, 50,000,000
   Additional paid-in
 shares authorized:
 Issued: 16,273,500        198,715           0              0        198,715
 Additional paid-in
 capital                 4,492,330           0              0      4,492,330
   Accumulated deficit  (4,215,479)    266,115(4)    (698,942)(4) (4,648,306)
   Less: treasury
 stock 700,000 shares
 at cost                   (87,500)          0              0        (87,500)
                        ----------    --------       --------      ---------
      Total
stockholders' equity     2,115,371     266,115       (698,942)     1,682,544
                        ----------    --------       --------      ---------
     Total liabilities
and stockholders' equity 5,172,653     262,234       (773,942)     4,660,945
                        ==========    ========       ========      =========


See Notes to Unaudited Pro Forma Consolidated Condensed Balance Sheet

(1) Adjustments to reflect proceeds to be received by the Company from the Disposition(s).

                                 January 1998           March 1998
     Cash at closing                $ 829,510           $1,100,000
     Promissory note at closing           $0              $500,000
                                    ---------           ----------
     Total purchase price           $ 829,510           $1,600,000

(2) Adjustments to reflect the exchange of certain assets and liabilities pursuant to the Disposition(s) and related transactions. The buyer in the January 1998 Disposition received $78,108 of net fixed assets related to the outpatient clinics and assumed $3,881 of accrued payroll and related benefits. The buyer in the February 1998 Disposition will receive $98,410 of net fixed assets related to the outpatient clinics and assumed $75,000 of accrued payroll and related expenses.

                                     January 1998          February 1998

     Fixed asset acquisition cost     $204,519              $   350,298
     Accumulated depreciation        ($126,411)            ($   251,888)
                                     ---------             ------------

                                      $ 78,108              $    98,410
                                     =========             ============

(3) Adjustment to reflect goodwill amortization expense that will be expensed upon the completion of the Disposition.

                                      January 1998         February 1998

     Goodwill                         $1,047,658           $ 2,720,313
     Accumulated amortization          ($966,269)          $  (413,875)
                                      ----------           -----------
    Goodwill net                      $   81,389           $ 2,288,438
                                      ==========           ===========

(4)  Adjustment to reflect the gain upon the Disposition.

Consolidated Health Care Associates, Inc.

Unaudited Pro Forma Consolidated Statement of Operations


                                YEAR ENDED

                             DECEMBER 31, 1996

                                                             ADJUSTED
                ACTUAL       PA,DE,FL        NOVACARE        PRO FORMA
Revenue, net
Costs and
expenses      $ 8,799,431  $4,267,551(1)    $2,348,689(8)  $ 2,183,191
Operating
costs          7,015,664    3,429,953(2)     1,448,796(9)    2,136,913
Admin. and
selling        1,771,723       42,464(3)       132,660(10)   1,596,599
Deprec.and
 amount          242,454      101,217(4)        49,527(11)      91,710
               ---------    ---------        ---------    ------------
Ttl costs and
expenses       9,029,841    3,573,634        1,630,983       3,825,224
               ---------    ---------        ---------     -----------
Operating
income (loss)  (230,410)      693,917          717,706      (1,642,033)
Interest expense
(net)           298,564        66,834(5,6)          99         231,631
Other (income)
expense         (86,562)          100                0         (86,562)
                -------       -------         --------      ----------
Inc.(loss)before
taxes          (442,412)      626,983          717,607      (1,787,002)
Provision for
taxes            30,830             0(7)             0(7)       30,830
Net income
(loss)         (473,242)     $626,983        $ 717,607     $(1,817,832)

               ========      ========        ========      ===========
Net income
(loss) per
share of
common stock                                              $ (0.012)
Average number
of common
shares
outstanding                                              15,134,220


                                    NINE MONTHS ENDED

                                   SEPTEMBER 30, 1997

                                                            ADJUSTED
                ACTUAL       PA,DE,FL          NOVACARE       PRO FORMA
Revenue, net
Costs and
expenses       $5,895,281   $1,379,030(1)   $1,608,780(8)   $ 2,907,471
Operating
costs           4,668,926    1,117,095(2)    1,190,250(9)     2,361,581
Admin. and
selling         1,755,718       29,275(3)      107,713(10)    1,618,730
Deprecand
 amount           154,575       29,289(4)       72,792(11)       52,314
                ---------     --------       ---------       ----------
Ttl costs and
expenses        6,579,219    1,175,659       1,370,935        4,032,625
                ---------    ---------       ---------       ----------
Operating
income (loss)    (683,938)     203,371         237,845       (1,125,154)
Interest
expense (net)     211,773       54,474(5)        (560)          157,759
Other (income)
expense           (49,563)           0           (260)          (49,303)
                ---------    ---------       --------        ----------
Inc.(loss)
before taxes     (846,148)     148,797        238,665        (1,233,610)
Provision for
taxes                 717            0(7)           0(7)            717
                ---------    ---------       --------         ---------
Net income
(loss)         $ (846,865)   $ 148,797       $238,665       $(1,234,327)
                 ========    =========        =======        ==========

Net income
(loss) per
share of
common stock                                                     $  (0.07)
Average number
of common
shares
outstanding                                                   15,722,833



   See Notes to Unaudited Pro Forma Consolidated Statements of Operation


(1) Adjustment to eliminate actual net revenues for the periods presented attributable to the assets previously disposed.
(2) Adjustment to eliminate direct actual and accrued expenses relating to the assets previously disposed, which consist principally of salaries, wages, fringe benefits and other clinical costs.
(3) Assumes no reduction in the Company's administrative and selling expenses resulting from the dispositions.
(4) Adjustment to eliminate actual depreciation and amortization expense for the periods presented attributable to the assets previously disposed of.
(5) In January 1997, the Company agreed to satisfy a note of the Company held by the buyer in the amount of $413,259, out of the proceeds of $484,000 in face amount of receivable attributable the assets to be disposed of. The pro forma adjustment eliminates actual and accrued interest expense attributable to this note. Lower interest expense resulting from the use of proceeds of the Sale to reduce the Company's outstanding debt is not reflected in the pro forma adjustments.
(6) In April 1997, the Company agreed to satisfy a note of the Company held by the buyer in the amount of $49,000, out of the proceeds of $50,000 in face amount of receivable attributable to the assets to be disposed of. The pro forma adjustment eliminates actual and accrued interest expense attributable to this note.
(7) Excludes the gain on the Sale of the four Centers and the Business as well as on the Pennsylvania and Florida Dispositions. Accordingly, the pro forma adjustments do not assume any change in Federal and State tax.
(8) Adjustment to eliminate actual net revenues for the periods presented attributable to the assets to be disposed of.
(9) Adjustment to eliminate direct actual and accrued expenses relating to the assets to be disposed of, which consist principally of salaries, wages, fringe benefits and other clinical costs.
(10) Adjustment to eliminate indirect actual and accrued expenses relating to the assets to be disposed of, which consist principally of salaries, wages, fringe benefits and other general and selling expense.
(11) Adjustment to eliminate actual depreciation and amortization expense for the periods presented attributable to the assets to be disposed of.

                     BUSINESS - CONSOLIDATED

     The Company provides outpatient rehabilitation services through a network of outpatient clinics principally in the Northeast and Mid-Atlantic regions. The Company owns and operates eight clinics, four in Massachusetts (one additional clinic had been closed in April 1997) one in Pennsylvania and three in Delaware. The Company also provides managed rehabilitation services through contract staffing, principally in Massachusetts and New York. The executive offices of the Company are located at 38 Pond Street, Suite 305, Franklin, Massachusetts 02038 and its telephone number is (508)543-5055.

     In 1992, following the Company's initial public offering, the Company operated nine facilities. In 1993, the Company acquired nine additional facilities. The Company returned one clinic to is seller in 1995 and closed two clinics in each of 1995 and 1996 that were not achieving desired results. In February 1997, the Company sold three of its Pennsylvania clinics back to their former owner. In March 1997, the Company returned one non-performing clinic in Florida to its former owner. See "Recommendations of the Board of Directors of Consolidated; Reasons for the Sale" and "Unaudited Pro Forma Condensed Consolidated Financial Information."

     In 1996, the Company had begun development of a program of managed rehabilitation services ("MRS"), pursuant to which the Company would furnish contract development, staffing, administrative, payroll, billing, collection and management services to local, independently-owned host clinics and agencies, that in turn would provide or coordinate the actual rehabilitative therapy services. Two agreements have been executed and the Company terminated the MRS program.

Industry Background

     Physical and occupational therapy is the process of aiding in the restoration of individuals disabled by injury or disease or recovering from surgery. Management believes that the following factors are influencing the growth of outpatient physical and occupational therapy services:

     Economic Benefits of Physical and Occupational Therapy Services. Purchasers and providers of health care services such as insurance companies, health maintenance organizations, business and industry, are seeking ways to save on traditional health care services. Management believes physical and occupational therapy services represent a cost-effective service, by attempting to prevent short-term disabilities from becoming chronic conditions, and by speeding the recovery from surgery and musculoskeletal injuries.

     Earlier Hospital Discharge.   Changes in health insurance
reimbursement, both public and private, have encouraged the early discharge of patients in order to contain and reduce costs. Management believes early hospital discharge practices foster greater numbers of individuals requiring outpatient physical and occupational therapy services.

Outpatient Rehabilitation Services

     The clinics provide pre- and post-operative care and treatment for a variety of orthopedic-related disorders and sports related injuries, treatment of neurologically related injuries, rehabilitation of injured workers and preventative care. A patient who is referred to one of the Company's rehabilitation facilities undergoes an initial evaluation and assessment process that results in the development of a rehabilitation care plan designed specifically for that patient. Rehabilitation services provided by the Company include the following:

Conventional Clinical Services

     All facilities provide routine acute clinical therapy services. Services include preventive and rehabilitative services for neuromuscular, musculoskeletal and cardiovascular injury or disease. Patients treated are referred by physicians. Licensed physical therapists evaluate each patient and initiate a program of rehabilitation to achieve each individual patient's rehabilitation goals. Treatments or modalities rendered may include traction, ultrasound, electrical stimulation, therapeutic exercise, heat treatment and hydrotherapy. The Company's charge for its services is based upon the specific treatments rendered. Patients requiring such services are usually treated for one hour per day, three days per week over a period of two to five weeks. Additionally, wherever appropriate, post-treatment maintenance and exercise programs are provided to patients to continue their recovery on a cost-effective basis.

Occupational-Industrial Services

     At several of the Company's facilities, specific programs for the injured workers compensation patient are rendered.
Services unique to the injured worker are as follows:

     Work Capacity Evaluation (WCE). WCE is an intensive, objective evaluation of eh injured worker's physical condition and capacity to perform the specific requirement of the worker's employment. This evaluation is often used by insurers to estimate the extent of rehabilitation treatment or as a basis for settlement of disability claims.

     Work Hardening. After the acute-care phase of an injury and often as an outcome of a WE, there is a transitional need for the injured worker to regain the physical capacity to safely perform employment requirements. Work hardening provides graduated exercise and work stimulation therapies to rehabilitate the injured worker. Patients in the Company's work hardening program gradually build up their treatment time from three to seven hours per day, five days per week for a four- to six-week period.

Marketing

     At each clinical location, the Company focuses its marketing efforts on physicians, mainly orthopedic surgeons, neurosurgeons, psychiatrists, occupational medicine practitioners, and general practitioners, which generally account for the majority of physical and occupational therapy referrals. In marketing to the physician community, the clinics emphasize their commitment to quality patient care and communication with physicians regarding patient progress. On a regional and corporate level, the Company seeks to improve and/or establish referral relationships with health maintenance organizations, preferred provider organizations, industry and case managers and insurance companies.


Sources of Revenue/Reimbursement

     Payor sources for the Company's services are primarily commercial health insurance, managed care programs, workers' compensation insurance, Medicare and proceeds from personal injury cases. Commercial health insurance and managed care programs generally provide outpatient services coverage to patients utilizing the clinics, and the patient is normally required to pay an annual deductible and a co-insurance payment. Workers' compensation is a statutorily defined employee benefit which varies on a state by state basis. Workers' compensation laws generally require employers to pay for employees' costs of medical rehabilitation, lost wages, legal fees and other costs associated with work-related injuries and disabilities and, in certain jurisdictions, mandatory vocational rehabilitation. These statutes generally require that these benefits be offered to employees without any deductibles, co-payments of cost sharing. Companies may provide such coverage to their employees through either the purchase of insurance from private insurance companies, participation in state-run funds or through self-insurance. Treatments for patients who are parties to personal injury cases are generally paid for from the proceeds of settlements with insurance companies.

     Two of the Company's clinics have been certified as Medicare providers. Medicare reimbursement for outpatient physical and/or occupational therapy furnished by a Medicare-certified rehabilitation agency is equal to the lesser of the providers's "reasonable cost" as allowed under Medicare regulations or the providers's customary charges. Individual beneficiaries, or their "Medigap" insurance carriers if such coverage exists, are required to pay a deductible and co-payment amount, so that governmental payments to the Company do not exceed 80% of the reasonable costs of such services. The Company files annual cost reports for each of its Medicare-certified clinics. These cost reports serve as the basis for determining the regulations require that a physician must certify the need for physical and/or occupational therapy services for each patient and the services must be provided in accordance with an established plan of treatment which is periodically revised. State Medicaid programs generally do not provide coverage for outpatient physical and occupational therapy, and, therefore, Medicaid is not and is not expected to be a material payor for the Company.

     The following table sets forth the Company Percentage
Revenues by category of payor for the fiscal years 1994, 1995 and 1996.

Sources of Revenue/Reimbursement              1994      1995      1996
Workers Compensation                           25%      10%        28%
Health Maintenance Organization                10%      13%        25%
Motor Vehicle Insurance                         9%       6%        18%
Medicare                                        7%       5%         8%
Commercial Health Insurance                    17%      39%         7%
Blue Cross/Blue Shield                          7%       5%         5%
Self Pay                                        9%       7%         4%
Other                                          14%      12%         3%
Medicaid                                        2%       3%         2%
Total                                         100%     100%       100%

Contract Services Division

     The Company's Contract Services Division provides temporary physical, occupational and speech therapist staffing, typically under intermediate term contracts, to schools, hospitals, nursing homes, assisted living facilities and home health care companies. In addition to hiring therapists locally, the staffing division has established international sources of highly trained duly licensed therapists who may provide services in the United States. Using these relationships, the staffing division has been able to attract a growing supply of staff at hourly rates below current market rates. The staffing division has grown rapidly since its formation in September 1994.

Managed Rehabilitation Services

     The Company has begun development of a program of managed rehabilitation services ("MRS"), pursuant to which the Company would enter into licensing arrangements with local, independently owned host providers of rehabilitative therapy ("hosts"), such as outpatient clinics, small contract agencies and independent home care agencies. Under these arrangements, the hosts would be the actual provider or coordinator of rehabilitative therapy services, while the Company would furnish the hosts with contract development and management services.

     The Company believes that HMOs and other managed care payers are increasingly seeking providers that can deliver multiple services in diverse settings and locations. Under the MRS program, the Company would assist its licenses hosts to develop a full range of rehabilitative therapies, including physical, occupational, speech and respiratory services, and delivery of these assisted living residences. Through its contractual relationships with managed care payers, the Company would direct contracts with such payers to its host licensees. The Company would also furnish the hosts with administrative, payroll, billing and collection services, assist the hosts with staffing on an as-requested basis and advise the hosts on contract management. For example, based upon experience in the Company's own clinics and contract services division, the Company would advise hosts on mix design -- establishing an optimal balance between therapists and lesser paid therapist assistants -- and employment of underutilized clinic staff to perform therapy at off-site locations. Only one host would be licensed in any given locality, but multiple hosts could participate in contracts arranged by the Company with regional or national managed care payers.

     The MRS model would benefit the hosts by offering contract opportunities that otherwise would likely not be available to them and relieving them of complex and costly administrative burdens. The model would benefit the Company by leveraging off expertise developed in the company's clinics and contract services operations and expanding the Company's operations into new regional markets with relatively modest capital outlays. The Company would be compensated by the hosts through direct payment for certain services and profit participation in the hosts' businesses. Two agreements have been executed to date. The Company expects to discontinue development of MRS prior to the closing of the Sale.

Regulation

     The health care industry is subject to numerous federal, state and local regulations. Although many states prohibit commercial enterprises from engaging in the corporate practice of medicine, the states in which the Company currently operates do not prohibit the Company from providing physical therapy services. There is a risk that the corporate practice of medicine could be interpreted in those states to include the practice of physical therapy also, or that the corporate practice of physical therapy itself could be specifically prohibited in some states. In the event that the Company is found to be engaged in a prohibited practice in any state, the Company would be required to restructure its operations so as to be in compliance with applicable law. In addition, the Company could be subject to fines and penalties. In addition, if the Company were to seek to expand its operations to other states in which physical therapy services could not be provided by a corporation, it would be required to seek other arrangements in such states, which could reduce profitability.

     Certain states in which the Company operates have laws that require facilities that employ health professionals and provide health related services to be licensed. The Company believes that the operations of its business, as presently conducted, do not and will not require certificates of need or other approvals and licenses. There can be no assurance, however, that existing laws or regulations will not be interpreted or modified to require the Company to obtain such approvals or licenses and, if so, that such approvals or licenses could be obtained.

     Two of the Company's clinics are certified Medicare providers. In order to receive Medicare reimbursement, a clinic must meet the applicable conditions or participation set forth by the Department of Health and Human Services relating to the type of facility, its equipment, record keeping, personnel and standards of medical care as well as compliance with all state and local laws. Clinics are subject to periodic inspections to determine compliance.

     The Social Security Act imposes criminal sanctions and/or penalties upon persons who pay or receive any "remuneration" in connection with the referral of Medicare or Medicaid patients. The anti-kickback laws prohibit providers and others from offering or paying (or soliciting or receiving), directly or indirectly, any remuneration to induce or in return for making a referral for, or ordering or recommending (or arranging for ordering or recommending) a Medicare-covered service. Each violation of these rules may be punished by a fine (of up to $250,000 for individuals and $500,000 for corporations, or twice the pecuniary gain to the defendant or loss to another from the illegal conduct) and or imprisonment for up to five years. In addition, a provider may be excluded from participation in Medicaid or Medicare for violation of these prohibitions through an administrative proceeding, without the need for any criminal proceeding. Many states have similar laws, which apply whether or not Medicare or Medicaid patients are involved.

     Because the anti-kickback laws have been broadly interpreted to apply where even one purpose (as opposed to a sole or primary purpose) of a payment is to induce referrals, they limit the relationships which the Company may have with referral sources, including any ownership relationships. The anti-kickback laws may also apply to the structure of acquisitions by the Company of physician-owned physical therapy clinics, to the extent that any portion of the purchase price or terms of payment are deemed to be an inducement to the physician to make referrals to the clinic which, under an interpretive letter from the Office of Chief Counsel of the Department of Health and Human Services Inspector General, could include payments for goodwill. Management considers these anti-kickback laws in planning its clinic acquisitions, marketing and other activities, and believes its operations are and will continue to be in compliance with applicable law, but no assurance can be given regarding compliance in any particular factual situation, as there is no procedure for obtaining advisory opinions from government officials.

     In addition, another federal law, known as the "Stark Law" was expanded in 1993 to impose a prohibition on referrals of Medicare or Medicaid patients for physical therapy services by physicians who have a financial relationship with the provider furnishing the services. With certain specified exceptions, the referral prohibition will apply to any physician who has (or whose immediate family member has) a direct or indirect ownership or investment interest in, or compensation relationship with, a provider of physical therapy services such as the Company's clinics. This law also prohibits billing for services rendered pursuant to prohibited referral. Penalties for violation include denial of payment for the services, significant civil monetary penalties, and exclusion from Medicare and Medicaid. Several states have enacted laws similar to the Stark law, but which cover all patients as well. The Stark law covers any financial relationship between the Company and referring physicians, including any financial transaction resulting from a clinic acquisition. As with the anti-kickback law, management will consider the Stark law in planning its clinic acquisitions, marketing and other activities, and expects that its operations will be in compliance with applicable law. However, as noted above, no assurance can be given regarding compliance in any particular factual situation, as there is not procedure for obtaining advisory opinions from government officials.

Competition

     The health care industry generally and the physical and occupational business in particular are highly competitive and subject to continual changes in the manner in which providers are selected. The competitive factors in the physical and occupational therapy businesses are quality of care, cost treatment outcomes, convenience of location, and relationships with ability to meet the needs of referral and payor sources. The Company's clinics compete directly or indirectly with the physical and occupational therapy departments of acute care hospitals, physician-owned physical therapy clinics, private physical therapy clinics, and chiropractors.



Discontinued Operations

     From inception, the Company provided diagnostic imaging services and equipment under contracts to hospitals under both mobile and fixed base arrangements. Through its merger in July 1991 with PTS, the Company began to provide inpatient and outpatient rehabilitation services pursuant to contracts with hospitals. Effective March 26, 1993, the Company's Board of Directors approved and adopted a plan to discontinue its diagnostic imaging services division and sold all related assets, except accounts receivable, effective September 30, 1994.

Recent Divestitures

     On February 28, 1997, the Company completed the sale of three of its four Pennsylvania clinics for a purchase price of $1,050,000 in cash and a note, subject to adjustment. The clinics include those located in Millersburg, Pennsylvania, Mechanicsburg, Pennsylvania and Shermansdale, Pennsylvania. The Company had purchased these clinics from the buyer in 1993. The cash portion of the transaction was $900,000 which at the closing was reduced by the payment of certain operating expenses due the buyer of $15,636. The buyer also assumed up to $230,000 in associated liabilities. Additionally, in January 1997 the Company agreed to satisfy a note held by the buyer issued in connection with the 1993 business acquisition in the approximate amount of $413,000, by assigning and without guarantee as to the amount of the collect ability to the note holder $484,000 in face amount of accounts receivable, but only to the extent of collections in the amount due under the note. The clinics sold accounted for approximately 22% of the Company's total revenues for the year ended December 31, 1996.

     In March 1997, the Company returned one non-performing clinic in Florida to its former owner. The Company assigned approximately $64,000 of net trade receivables, approximately $4,000 of prepaid assets and approximately $6,000 of net fixed assets related to the returned clinic to the former owner. In conjunction with the return of the clinic, the former owner agreed to forgive the balance of a Company note held in the amount of $48,000, forfeit accrued earned time benefits in the approximate amount of $10,000, and assumed certain accounts payable in the approximate amount of $13,000. The returned clinic accounted for approximately 4.7% of the Company's total net revenues for the period ended December 31, 1996. The sale of the Pennsylvania clinics and the return of the Florida clinic resulted in a net gain on sale of assets for the period ending March 31, 1997 of $802,724.

     In January, 1998, the Company completed the sale of four clinics for a purchase price of $800,000 in cash, subject to adjustment. The clinics include two located in Newark, Delaware, one clinic located in Wilmington Delaware, and one clinic located in Philadelphia, Pennsylvania. The Company had purchased these clinics during 1992 and 1993. The cash portion of the transaction was $800,000 which at the closing was reduced by the payment of certain operating expenses. The purchase price included gross trade receivables of approximately $644,372. The buyer also assumed up to $3,900 in associated liabilities. Additionally, in January 1998 the Company agreed to fully satisfy a note held by the former owner of the Delaware clinics issued in connection with the 1993 business acquisition
in the approximate amount of $617,000, through   a lump sum
final payment of $150,000 from the proceeds of the transaction. The four clinics sold accounted for approximately 25% of the Company's total revenues for the year ended December 31, 1996.

Properties

     The Company's principal executive offices are located at 38 Pond Street, Franklin, Massachusetts. This office contains approximately 7,500 square feet of space which the Company currently leases on five-year lease expiring January 2002. In addition, the Company currently operates eight outpatient rehabilitation facilities, all of which are leased facilities typically located in a medical office building or shopping center. The Company's typical clinic occupies approximately 1,200 to 7,500 square feet of space with an average of approximately 3,200 square feet of space per location. Each clinic employs one or more licensed physical and/or occupational therapists, including a therapist who is the facility manager, office personnel, aides and, at certain clinics, athletic trainers, exercise physiologists and other appropriate personnel.

     Set forth below is certain information concerning the Company's outpatient facilities as of September 30, 1997.

Outpatient Rehabilitation Facilities

LOCATION             SQ. FT.               YEAR OPENED

Attleboro, MA        2,800                 1971
Leominster, MA       3,400                 1990
Pittsfield, MA       2,500                 1992
West Bridgewater, MA 3,500                 1978
Philadelphia, PA     7,000                 1992
Wilmington, DE       1,600                 1993
Newark, DE           3,900                 1993
Newark, DE           1,700                 1993


Employees

     As of September 30, 1997, the Company employed 145 full and part-time persons, 128 of whom are licensed therapists, assistants and aides at the Company's outpatient facilities, 10 of whom function in administrative capacities at such outpatient facilities and 14 of whom are employed in the Company's executive office. None of the Company's employees are represented by a labor union, and the Company is not aware of any current activities to unionize its employees. Management of the Company considers the relationship between the Company and its employees to be good.

     In the states in which the Company's current clinics are located, persons performing physical and occupational therapy services are required to be licensed by the state. All persons currently employed by the Company and its clinics who are required to be licensed are licensed, and the Company intends that all future employees who are required to be licensed will be licensed. Management is not aware of any federal licensing requirements applicable to its employees. The Company carries professional liability insurance for its licensed personnel.

Legal Proceedings

     The Company is a party to legal proceedings arising from the normal business operations of the Company. Management believes these proceedings will not have a material impact on the financial condition and results of operations of the Company.

                 PRICE RANGE OF COMMON STOCK AND
                 DIVIDEND POLICY - CONSOLIDATED

     The Company's Common Stock is traded on the Nasdaq Small-Cap Market under the symbol "CHCA." The following table sets forth the high and low bid prices for the Common Stock, as reported by the National Association of Securities Dealers, Inc. For the quarters indicated. These prices represent quotations between dealers, do not include retail markups, markdowns or commissions and may not represent actual transactions.

1995                 HIGH                  LOW

First Quarter        $1.0625               $0.6250
Second Quarter       $0.8125               $0.500
Third Quarter        $0.5625               $0.3750
Fourth Quarter       $0.3750               $0.1875


1996                 HIGH                  LOW

First Quarter        $0.5625               $0.2500
Second Quarter       $0.6250               $0.3437
Third Quarter        $0.5312               $0.3125
Fourth Quarter       $0.4375               $0.2500

1997                 HIGH                  LOW

First Quarter        $0.3750               $0.2500
Second Quarter       $0.2500               $0.1250
Third Quarter        $0.3750               $0.1875
Fourth Quarter       $0.2500               $0.1250

     As of December 31, 1996, the number of stockholders of record of the Company's Common Stock was approximately 600. The Company believes that, in addition, there are in excess of 600 beneficial owners of its Common Stock whose shares are held in "street name".

     The Company has paid no cash dividends on its Common Stock to date. The Company is not in a position, financially and otherwise, to consider the payment of any dividends to stockholders. Aside from an accumulated deficit of approximately $4,200,000 on an actual basis and $4,800,000 on a pro forma basis, respectively, at September 30, 1997, the Company is subject to certain financial covenants in various agreements (including the Purchase Agreement) which preclude the payment of dividends on its Common Stock (and in some cases its
other classes of capital stock).   Moreover, the shares of
Series A Preferred Stock and Series B Preferred Stock are prior in right to the shares of Common Stock as to dividends.

                    MANAGEMENT - CONSOLIDATED

NAME                       AGE     POSITION
James Kenney               55      Chairman of the Board (1)(3)
Robert M. Whitty           42      President
Joel Friedman*             56      Director (1)
Sidney Dworkin             76      Director (2)
Paul W. Frankel, M.D.,     47      Director (1)(3)
Ph.D.*
Goodhue W. Smith, III      46      Director (1)(2)
Raymond L. LeBlanc         41      Treasurer, Secretary and
                                   Chief Financial Officer

*    Resigned as of October 1997.
(1)  Member of the Executive Committee
(2)  Member of the Audit Committee
(3)  Member of Compensation Committee

     James Kenney became a director in March 1993 and Chairman of the Board of Directors on November 1, 1996. Mr. Kenney is currently Executive Vice President of San Jacinto Securities in Dallas, Texas. From February 1992 until June 1993, he had been a partner of Renaissance Capital Group, Inc., a Dallas money management firm. From 1989 to February 1992, Mr. Kenney was Senior Vice President of Capital Institutional Services Inc., a brokerage firm located in Dallas, Texas that provides third-party financial and business research. Mr. Kenney is also a director of Ameriship Corp., Coded Communications Corp., Industrial Holdings, Inc., Scientific Measurement Systems, Inc., Appoint Technologies, Inc., Technol Medical Products, and Tricom, Inc.

     Joel Friedman became a director of the Company in December 1981. He was Chairman and Chief Executive Officer from July 1994 to June of 1996. Mr. Friedman has been involved for the past twenty five years in the financing and management of several public and private companies and real estate ventures, most recently, and for at least the past five years through Friedman Enterprises, Inc. and Founders Capital Corporation.
Mr. Friedman is also a member of the Board of Directors of 3D Geophysical, Inc. Mr. Friedman resigned as a director in October 1997.

     Robert M. Whitty was elected President in November 1995 and became a director of the Company in January 1997. Mr. Whitty has been Vice President of the Company since 1994. Prior thereto, Mr. Whitty provided consulting services for various health care companies, which services included financial planning, strategic planning, acquisitions and business development. Mr. Whitty has over 20 years of experience in the health care field.

     Paul W. Frankel, M.D., Ph.D. has been a member of the Board of Directors since July 1994. Dr. Frankel is currently, and has been since August 1993, the President of Life Extension Institute, Inc., a New York Company specializing in preventive health services. From April 1992 to August 1993, Dr. Frankel was a Partner and the National Medical Director of Coopers & Lybrand. For the period May 1988 to February 1992, Dr. Frankel served in various positions for Metropolitan Life Insurance Company, ultimately serving as its Vice President and National Medical Director. Dr. Frankel resigned as a director in October 1997.

     Goodhue W. Smith, III has been a member of the Board of Directors since July 1994. In 1978, Mr. Smith founded Duncan-Smith Co., an investment banking firm in San Antonio, Texas and has since such time served as its Secretary and Treasurer. Mr. Smith is also a Director of Citizens National Bank of Milam County, and Ray Ellison Mortgage Acceptance Co.

     Sidney Dworkin was elected to the Board of Directors in March 1996. Dr. Dworkin was a founder, former President, Chief Executive Officer and Chairman of Revco, Inc. Between 1987 and the present, Dr. Dworkin has also served as Chief Executive Officer of Stonegate Trading, Inc., an importer and exporter of various health and beauty aids, groceries and sundries. Between 1988 and the present, Dr. Dworkin has served as Chairman of the Board of Advanced Modular Systems, which is engaged in the sale of modular buildings. Between June 1993 and the present, Dr. Dworkin has also served as Chairman of Global International, Inc., which is involved in the sale and leasing of modular buildings to hospitals and Chairman of the Board of Comtrex Systems, which is engaged in the provision of data processing services. Dr. Dworkin also serves on the Board of Directors of CCA Industries, Inc., Interactive Technologies, Inc., and Northern Technologies International Corporation, all of which are publicly-traded companies.

     Raymond L. LeBlanc has been Controller of the Company since March 1996, Treasurer and Chief Financial Officer since June 1996, and Secretary since November 1, 1996. Previously, since 1987, Mr. LeBlanc was Treasurer of Luzo Foodservice Corporation, a food manufacturer, retailer and distributor.

     Renaissance Capital Partners II Ltd. ("Renaissance') is currently entitled to designate two directors for nomination to the Company's Board of Directors, including a director that it is entitled to designate as the holder of a majority of the Company's Series A Preferred Stock (See "Description of Securities -- Preferred Stock -- Series A Preferred Stock"). Messrs. Kenney and Smith are designees of Renaissance.

Executive Compensation

     The following summary compensation table sets forth, for the three fiscal years ended December 31, 1996, the cash compensation of each Executive Officer of the Company whose total salary and bonuses exceed $100,000 (the " Named Executive
Officers").

                   Summary Compensation Table

                                        Long Term  Compensation
               Annual Compensation           Award
Payouts


Name and                         Other
Principal                        Annual  Restric                       All
Position                                 ted     Options/S   LTIP      Other
            Year   Salary  Bonus Compen  Stock    ARs        Payouts   Compen
                                 sation  Awards                        sation

Joel        1996   $53,366    0     0      0     787,667(4)      0       0
Friedman,   1995    75,000    0     0      0   1,250,000         0       0
Chairman of 1994         0    0     0                            0       0
the Board
and Chief
Executive
Officer(1)

Alan        1995   120,000    0     0      0     787,667(4)      0       0
Mantell,
Chief
Executive
Officer(2)

Robert M.   1996   140,000    0     0      0     781,661         0       0
Whitty,     1995   106,000    0     0      0           0         0       0
President(3)


_________________________
(1) Joel Friedman was Chief Executive Officer of the Company from July 1994 to June 1, 1996.
(2) Mr. Mantell was Chief Executive Officer of the Company from June 1996 through November 1996.
(3)  Mr. Whitty was elected President of the Company in November
     1995.
(4) Options to acquire 500,000 shares awarded to each of Messrs. Friedman and Mantell expired unexercised upon termination of employment in November 1996.

     The aggregate amount of any miscellaneous compensation not set forth in the table or the description of benefit plans, including any personal benefits valued at their incremental cost to the Company, received in 1995 by any executive officers included in the above table did not exceed 10% of such person's 1995 cash compensation.

1989 Stock Incentive Plan

     Under its 1989 Stock Incentive Plan (the "Plan"), the Company grants awards of Common Stock to those persons determined by the Board of Directors to be key employees who are responsible for the management and growth of the Company. The size of the award is generally determined on the basis of the level of responsibility of the employee. Types of awards include non-statutory stock options, incentive options (qualifying under Section 422A of the Internal Revenue Code of
1986), restricted stock awards and stock appreciation rights
(SARs). Options and stock appreciation rights generally expire ten years from the grant date and unless otherwise provided, are exercisable on a cumulative basis with respect to 20% of the optioned shares on each of the five anniversaries after the grant date. Restrictions on restricted stock awards generally lapse with respect to 20% of the shares subject to the award after the expiration of each year following the grant date and the portions of such awards for which restrictions have not lapsed are subject to forfeiture upon termination of employment. The Company may grant options to purchase an aggregate of 500,000 shares of Common Stock under the Plan, 380,000 of which are currently available for grant. No stock options or other awards under the Plan were granted during 1996, nor were any options exercised by the individuals named in the Summary Compensation Table during 1996.

1994 Stock Option Plan

     The Company adopted the 1994 Stock Option Plan (the "1994 Plan") effective November 3, 1994. The terms and conditions of the 1994 Plan are substantially identical to the 1989 Plan, except that the 1994 Plan does not provide for granting of SAR's. In September 1996, the Company accepted the surrender of options to acquire 833,333 shares under the 1994 Plan that the holder had earlier agreed to return and issued options to acquire 2,250,000 shares, as set forth in the table below. Options to acquire 1,000,000 shares in September 1996 expired unexercised in November 1996. As of December 31, 1996, options to acquire 1,449,999 were available for grant under the 1994 Plan.

     The following table sets forth information concerning grants of options by the Company in 1996:
              Option/SAR Grants in Last Fiscal Year
          Number of         Percentage   Exercise Expiration
          Securities        of Total     or Base
          Underlying        Options      Price
          Options Granted   Granted to   Per
                            Employees    Share
                            in Fiscal
                            Year
Name
J.Friedman  37,667            34%          $.28     2/01/01
           750,000(1)                       .38     9/01/06
A.Mantell   37,667            34%           .28     2/01/01
           750,000(1)                       .38     9/01/06
M.Whitty    31,666            32%           .28     2/01/01
           750,000(1)                       .38     9/01/06

                    ________________________

    (1) Granted under the 1994 Plan. Of the 750,000 options granted, 250,000 vested immediately and the remaining
       500,000 were to vest as determined by the Board of Directors. The unvested options of Messrs. Friedman and
      Mantell expired unexercised upon their termination of employment with the Company in November 1996.


      The following table sets forth information concerning any exercise of stock options during the Company's fiscal year ended December 31, 1996 by the Named Executive Officers, the number of options owned by the named individuals and the value of any in-the-money unexercised stock options as of December 31, 1996:

         Aggregate Option Exercises in Last Fiscal Year

                         Number of          Value of
                         Unexercised        Unexercised In-
                         Options held at    the-Money
                         12/31/96           Options at
                                            12/31/96(1)

          Shares
          Acquire  Value
          d on     Reali  Exercisa  Unexerci  Exercis Unexercis
          Exercise zed    ble       sable     able    able
J.Friedman 35,714 $3,571  251,912   0         $  191  --
A.Mantell  0      0       287,666   0         3,766   --
R.M.Whitty 0      0       281,666   500,000   3,166   0
___________________________
(1) Based on the average bid and ask price on the Nasdaq Small-Cap Market of the Company's common stock on that date
                            ($0.38).

                    Compensation of Directors

       Non-employee directors are entitled to receive $500 per meeting of the Board of Directors attended, which fees were waived during 1996. In September 1996, the Board of Directors made stock awards to its outside directors at a rate of 25,000 shares for each year of service since 1993.  Pursuant to such awards, Messrs. Kenney, Frankel, Smith and Dworkin received 100,000 shares, 100,000 shares, 75,000 shares and 25,000 shares respectively.

      Under the Company's stock option plans, directors who are not employees of the Company (other than directors who are members of the Stock Option Committee of the particular plan)
   are eligible to be granted non-qualified options under such plan. The Board of Directors or the Stock Option Committee (the
"Committee") of each plan, as the case may be, has discretion to determine the number of shares subject to each non-qualified option (subject to the number of shares available for grant under the particular plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company (but not members of the Committee of the particular plan) are eligible to be granted incentive stock options under such plans. The Board or Committee of each plan, as the case may be, also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISO's that may vest in any year is limited by the Internal Revenue Code of
                        1986, as amended.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective June 30, 1994, certain holders of the Company's convertible debt, converted certain promissory notes from the Company into Common Stock of the Company and into a newly issued, Series A Preferred Stock. Directors and affiliates of the Company who participated in the conversion were as follows:

     Renaissance Capital Partners II, Ltd. ("Renaissance"):
     Convertible debt and accrued interest of $3,695,984 was converted into 5,000,000 shares of Common Stock and 1,195,984 shares of Series A Preferred Stock. The Series A Preferred Stock may be converted at any time, at the option of the holder thereof, into Common Stock at a conversion price of $.57 per share of Common Stock, subject to adjustment, on the basis of the par value of the Series A
     Preferred Stock of $1.00 per share.   See "Description of
     Securities -- Preferred Stock -- Series A Preferred Stock."

     Joel Friedman (the Company's former Chairman and Chief Executive Officer): Convertible debt and accrued interest of $51,375 was converted into 71,429 shares of Common Stock and 15,661 shares of Series A Preferred Stock. Mr. Friedman's children collectively converted an identical amount of debt and accrued interest on identical terms.

     Christopher Harkins (the Company's former President):
     Convertible debt and accrued interest of $25,688 was converted into 51,375 shares of Common Stock of the Company.

     Diedre Benson (see below): Convertible debt and accrued interest of $555,722 was converted into 1,111,444 shares of Common Stock of the Company.

     On September 8, 1994, effective November 11, 1994, the Company entered into a Termination Agreement with Arnold E. Benson (the "Termination Agreement"), the former Chairman of the Board and Chief Executive Officer of the Company. In November 1994, Mr. Benson and his wife Diedre Benson sold an aggregate of 2,500,000 shares of Common Stock owned by Diedre Benson for an aggregate of $1,075,000. Mr. Benson received a payment from the Company of $175,000 as severance in consideration of the termination of his Employment Agreement.

     The Company granted to Health Care Partners, Inc., a designee of Mr. Benson, on the Effective Date of the Termination Agreement, an option to purchase up to an aggregate of 400,000 shares of Common Stock for $.50 per share for a period of three years. The Company also agreed to provide Mr. Benson with other benefits, including the payment of health, life and disability insurance costs through November 1996 and certain expenses in connection with the negotiation of the Termination Agreement. Mr. Benson and Mrs. Benson entered into a non-competition agreement with the Company with respect to certain activities effective for a period of two years from the effective date of the agreement. Mr. Benson resigned from the Board of Directors of the Company on November 11, 1994.

     On September 8, 1994, Renaissance loaned the Company $100,000 pursuant to a convertible promissory note, convertible at the option of Renaissance into Common Stock at a conversion price of $0.33 per share. On October 24, 1994, the Company exchanged the convertible promissory note for 100,000 shares of Series B Preferred Stock. Additionally, Renaissance invested $400,000 to acquire 400,000 shares of Series B Preferred Stock. The Series B Preferred Stock may be converted at any time, at the option of the holder thereof, into Common Stock at a conversion price of $0.25 per share, subject to adjustment, on the basis of the par value of the Series B Preferred Stock of $1.00 per share. See "Description of Securities -- Preferred Stock -- Series B Preferred Stock." James Kenney, now Chairman of the Board and a Director of the Company, was, until June 1993 a general partner of Renaissance. Renaissance has the right to designate two members for nomination to the Board of Directors of the Company. Mr. Kenney and Goodhue W. Smith, III are currently the designees of Renaissance to the Board.

     Under the terms of the Series A Preferred Stock and the Series B Preferred Stock, the Company has agreed that it will not issue in excess of 1,500,000 additional shares of Common Stock in any single transaction or related series of transactions without the consent of the majority holder of the Series A Preferred Stock and the Series B Preferred Stock. Renaissance owns a substantial majority of the Series A Preferred Stock and is the sole holder of the outstanding shares of Series B Preferred Stock of the Company.

     In January 1995, Sidney Dworkin, a director of the Company, loaned the Company $100,000 pursuant to a convertible promissory note and received warrants to purchase 50,000 shares of Common Stock for $0.75 per share. In August 1995, Mr. Dworkin exchanged the note for 80,000 shares of Common Stock and a convertible promissory note in the principal amount of $80,000. In addition, a partnership in which Mr. Dworkin is a partner loaned the Company $50,000 under the same terms and received a warrant to purchase 25,000 shares of Common Stock for $0.75 per share. In August 1995, the note was exchanged for 40,000 shares of Common Stock and a convertible promissory note in the amount of $40,000.

     In November 1995, Joel Friedman, then the Chairman and Chief Executive of the Company, and Robert M. Whitty, the President of the Company, jointly and severally guaranteed those accounts receivable of the Company that were pledged to Capital Factors, Inc., a lender to the Company. The amount of the line of credit secured by the Company's accounts receivable is $500,000. In January 1996, additional guarantees were provided by Messrs, Friedman and Whitty in connection with an additional line of credit secured by receivables in the amount of $750,000. Subsequent to Mr. Friedman's resignation on November 1, 1996 as the Company's Chairman and as an officer of the Company, Mr. Friedman's guarantees were released.

     At the end of December 1995, Joel Friedman and Alan Mantell, then Chief Operating Officer of the Company, each loaned the Company $30,000 to fund certain obligations of the Company. The loans were repaid at the beginning of January 1996.

     In April of 1996, the Company executed a promissory note in favor of Renaissance in connection with a $500,000 line of credit. Pursuant to the promissory note, the Company is obligated to pay interest on the unpaid monthly balance of the line of credit at the rate of 10% per annum, computed in arrears, with the entire principal balance plus any unpaid interest due in full on April 17, 1999. As of December 31, 1996, $340,000 had been advanced to the Company under these arrangements. Of this amount, $265,000 was loaned by Renaissance, and the balance by the following persons participating in the loan: Alan Mantell, $15,000; Joel Friedman, $15,000; Goodhue Smith, a member of the Board of Directors, $20,000; and Duncan-Smith Co., an entity affiliated with Mr. Smith, $25,000. In September and December 1996, the Company issued to Renaissance and the other participants in the Renaissance credit line shares of Common Stock in consideration of their loans to the Company, as follows: Renaissance, 159,000 shares; Mr. Mantell, 9,000 shares; Mr. Friedman, 9,000 shares; Mr. Smith, 12,000 shares; and Duncan-Smith Co., 15,000 shares.

             DESCRIPTION OF CONSOLIDATED SECURITIES
General

     The Company is authorized to issue 50,000,000 shares of Common Stock, $.012 par value per share and 10,000,000 shares of Preferred Stock, $1.00 par value per share. As of September 30, 1997, there were 15,573,535 shares of Common Stock outstanding and 1,227,305 shares of Series A Preferred Stock and 500,000 shares of Series B Preferred Stock outstanding.

Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is non-cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having liquidation preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued against the consideration therefor, will be, fully paid and nonassessable.

     Reverse Stock Split

     At the Company's Annual Meeting, stockholders approved an amendment to the Company's charter pursuant to which the Board of Directors is authorized, without further action by stockholders, to effect a reverse split of the Common Stock at a rate of one share of new Common Stock for a whole number of shares of existing Common Stock of between two and ten, in the discretion of the Board of Directors. If a reverse stock split were effected, the exercise or conversion rate of the Company's outstanding convertible preferred stock, convertible notes, options and warrants would be appropriately adjusted. The Board of Directors has not yet made a determination to effect such reverse stock split or, if effected, the rate of the reverse split.

Preferred Stock

     The Company is authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any additional shares of its preferred stock. See "Certain Relationships and Related Transactions."

     Pursuant to the foregoing authority, the Board of Directors of the Company has designated a Series A Preferred Stock and a
Series B Preferred Stock.   The following discussion of the
terms of the Series A Preferred Stock and Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Preferred Stock relating thereto which is filed as an exhibit to the registration statement of which this Prospectus forms a part.

     Series A Preferred Stock

     There are authorized and outstanding 1,227,305 shares of the Company's Series A Preferred Stock, par value $1.00 per share.

     Conversion. Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, into the number of shares of Common Stock obtained by dividing $1.00 by the conversion price then in effect. The conversion price was originally $.75 per share. If and whenever the Company issues shares of Common Stock (except shares issued pursuant to options and/or shares under the Company's profit sharing plan) for consideration less than the conversion price, the conversion price is reduced to the per share consideration received by the Company in respect of any such issuance. If the Company issues shares of Common Stock without consideration, the conversion price is reduced such that a holder of Series A Preferred Stock will have the right to convert such stock into the same percentage of the outstanding Common Stock as such holder would have held had its Series A Preferred Stock been converted just prior to such issuance. If the Company issues shares of Common Stock for property other than cash, the amount of the consideration deemed received by the Company for purposes of these provisions is the fair market value of such property.

     The Company has issued Common Stock below the initial conversion price of the Series A Preferred Stock. The holders of the Series A Preferred Stock have agreed, as of December 1, 1996, that the conversion price of the Series A Preferred Stock will be $0.57 notwithstanding that, by the terms of the Series A Preferred Stock, the issuance of Common Stock by the Company should have resulted in a lower conversion price. Subsequently the conversion price of the Series A Preferred Stock was adjusted to $0.38 per share, by unanimous action of the Board of Directors. Such agreement does not constitute a waiver of the rights of the holders of Series A Preferred Stock in respect of any future issuances of Common Stock.

     In the case of any capital reorganization, reclassification of the stock of the Company, consolidation or merger or sale, exchange, lease, transfer or other disposition of all or substantially all of the property and assets of the Company, or the participation by the Company in a share exchange as the company to be acquired, the Series A Preferred Stock will be convertible into the kind and number of shares of stock or other securities or property to which the holder of such shares would have been entitled to receive had the holder converted such shares into Common Stock immediately prior to the event.

     Mandatory Conversion. In the event the Company raises at least $1.5 million of equity at a price per share equal to or greater than the conversion price, the holders of the Series A Preferred Stock, upon notice by the Company, will be required to convert all shares of Series A Preferred Stock into Common Stock.

     Registration Rights. The holders of the Series A Preferred Stock have certain rights to demand registration under the Securities Act and to participate in the registration by the Company of its capital stock for its own account or for the account of its security holders.

     Board Representation. The holders of a majority of the Series A Preferred Stock outstanding have the right, at their option, to designate one director of the Company.

     Redemption. The Company has the right to redeem the Series A Preferred Stock, in whole or in part, at par value, on 30 days' notice to each holder of such stock. Such redemption may not be sooner than 30 days nor later than 120 days following the filing with the Commission of the Company's most recent annual report on Form 10-K. In the event that less than all shares of Series A Preferred Stock are to be redeemed, such redemption will be pro rata among the holders of such stock. If the Series A Preferred Stock is called for redemption, the right to convert such Series A Preferred Stock expires on the redemption date.

     Financial Limitation. The Company may not issue any additional preferred stock senior in priority of liquidation to the Series A Preferred Stock without the prior written approval of the holders of at least 50% of the outstanding Series A Preferred Stock.

     Dividends. The Company is required to pay quarterly dividends on the Series A Preferred Stock at a rate of 6% per annum. Such dividends are cumulative, with interest payable on unpaid dividends. No such dividends have as yet been declared or paid.

     Series B Preferred Stock. There are authorized and outstanding 500,000 shares of Series B Preferred Stock, par value $1.00 per share. The terms of the Series B Preferred Stock are the same as the terms of the Series A Preferred Stock, except as follows:

     Conversion. The initial conversion price of the Series B Preferred Stock was $0.33. The Company has issued Common Stock below the initial conversion price. The holder of the Series B Preferred Stock has agreed, as of December 1, 1996, that the conversion prices of the Series B Preferred Stock will be $0.25, notwithstanding that, by the terms of the Series B Preferred Stock, the issuance of Common Stock by the Company should have resulted in a lower conversion price. Such agreement does not constitute a waiver of the rights of the holder of the Series B Preferred Stock in respect of any future issuance of Common Stock.

     Mandatory Conversion. In the event the Company raises at least $1.5 million of equity at a price per share equal to or greater than $0.75, the holders of the Series B Preferred Stock, upon notice by the Company, will be required to convert all shares of Series B Preferred Stock into Common Stock. The Company's right to mandatory conversion under these provisions expires on December 31, 1996.

     Board Representation.  The holders of the Series B
Preferred Stock have no right to designate a director.

     Liquidation. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company an amount per share equal to the par value of such shares, plus any accrued and unpaid dividends, before any payment is made or assets distributed to the holders of Common Stock.

Transfer Agent.

     The transfer agent for the Common Stock is American Stock
Transfer & Trust Company, 40 Wall Street, New York New York
10005.

                       BUSINESS - NOVACARE

     NovaCare is a national leader in physical rehabilitation services and employee services. As a clinical leader in rehabilitation, the company treats 37,000 patients per day in cost-effective outpatient and long-term care settings, and has achieved significant market share in long-term care and orthotic and prosthetic rehabilitation. In addition, NovaCare is the nation's second largest provider of outpatient rehabilitation services and the second largest professional employer organization, administering the full array of human resource functions, including the management of heath care benefits and workers' compensation, for small and medium-sized businesses.

     NovaCare was incorporated in Delaware in 1985. Its principle executive offices are located at 1016 West Ninth
Avenue, King of Prussia, PA 19406 and its telephone number is
(610) 992-7200.

Lines of Business

     NovaCare currently operates two lines of businesses:
Rehabilitation services and employee services.

Rehabilitation Services

     NovaCare comprehensive medical rehabiltation services include (i) providing rehabiltation therapy and rehabilitation program consulting and management services on a contract basis to health care institutions, primarily long-term care facilities, and (ii) providing outpatient, orthotic and prosthetic ("O&P") and occupational health rehabilitation services through a national network of patient care centers and integrated delivery systems.

Employee  Services

     Employee services are generally provided to small and medium-sized businesses and are comprehensive, fully integrated outsourcing solutions to human resource management, including payroll management, workers' compensation, risk management, benefits administration, unemployment services and human resource consulting services.

                STOCK OWNERSHIP OF MANAGEMENT AND
            CERTAIN BENEFICIAL OWNERS OF CONSOLIDATED

     The following table sets forth information at November 26, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director and executive officer and (iii) all executive officers and directors as a group. The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act. It does not constitute an admission of beneficial ownership for any other purpose. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name and Address of      Amount and Nature of
Percent of
Beneficial Owner              Beneficial Ownership
Class
________________________________________________________________

     Joel Friedman                 591,910 (1)            1.5%
     James Kenney                  180,000 (2)            1.1%
     Paul Frankel                  180,000 (3)            1.1%
     Goodhue W. Smith, III         122,000 (4)    Less than 1%
     Alan M. Mantell               296,667 (5)            1.9%
     Robert M. Whitty              281,666 (6)            1.8%
     Sidney Dworkin                466,951 (7)            2.9%
     Renaissance Capital Partners II, Ltd.
     8080 N. Central Expressway
     Suite 210 LB 59
     Dallas, Texas 75206        10,306,324 (8)           49.06%
     All executive officers and directors
     as a group (7 persons)      2,119,708 (9)           12.1%
________________________________________________________________


Unless otherwise indicated, each person listed maintains a mailing address c/o Consolidated Health Care Associates, Inc.,
38 Pond Street, Franklin, Massachusetts 02038

(1) Includes 251,912 shares subject to currently exercisable stock options and the right to acquire 41,213 shares upon conversion of Series A Preferred Stock. Also includes 112,641 shares of Common Stock owned by Mr. Friedman's children or which Mr. Friedman's children have the right to acquire upon conversion of shares of Series A Preferred Stock as to which Mr. Friedman disclaims beneficial ownership.

(2) Includes 80,000 shares subject to currently exercisable stock options.

(3) Includes 30,000 shares subject to currently exercisable stock options.

(4) Includes 30,000 shares subject to currently exercisable stock options. Does not include 15,000 shares owned by Duncan-Smith Co., of which Mr. Smith is an officer.

(5)  Includes currently exercisable stock options to acquire
     287,667 shares.

(6)  Consists of currently exercisable stock options.

(7) Includes 160,000 shares issuable upon a conversion of a convertible promissory note, 50,000 shares issuable upon exercise of warrants. Also includes 40,000 shares owned by a partnership of which Mr. Dworkin is a partner, 80,000 shares issuable upon conversion of a promissory note held by such partnership and 25,000 shares issuable upon exercise of warrants held by such partnership.

(8) Includes the right to acquire 5,147,324 shares issuable upon conversion of outstanding Series A Preferred Stock and Series B Preferred Stock.

(9) Includes 961,245 shares subject to currently exercisable non-qualified stock options, the right to acquire 84,426 shares upon conversion of outstanding Series A Preferred Stock, 75,000 shares issuable upon exercise of warrants, and 240,000 shares issuable upon the conversion of convertible notes.

                      OTHER RELATED MATTERS

     At the special meeting of Consolidated's Stockholders held on January 13, 1998, Stockholders considered and approved an Asset Purchase Agreement dated as of November 20, 1997 with Olympus and the Olympus Subsidiary pursuant to which substantially all of the assets of PTS relating solely to the four outpatient clinics located in Attleboro, Leominster, Pittsburgh and West Bridgewater, Massachusetts and the Business were to have been sold to the Olympus Subsidiary for aggregate consideration of approximately $1,700,000 in cash.
Stockholders holding more than a majority of the total outstanding shares of common stock of Consolidated as well as 95% of the shares represented at the meeting voted in favor of the adoption of the proposed Olympus Purchase Agreement. At the Special Meeting, stockholders will be asked to consider and vote upon the Termination Proposal to ratify, approve and confirm termination of, and revocation of approval and adoption by stockholders of, the Olympus Purchase Agreement.

     In addition to approving the Purchase Agreement and ratification of termination of the Olympus Purchase Agreement, at the Special Meeting stockholders will also be asked to consider and vote upon the Authorization Proposal to grant to the President and the Treasurer and each of the Proper Officers authority and power to exercise his sole discretion in negotiating the definitive terms and conditions of the Purchase Agreement and to execute and deliver the Purchase Agreement and any other agreements, documents and instruments contemplated thereby to effectuate the transactions contemplated therein, with such changes therein and modifications and amendments thereto as any such proper officer may in his discretion approve.

                    OTHER INCIDENTAL MATTERS

     If sufficient votes in favor of the Sale Proposal are not received by the time scheduled for the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies. The persons named as proxies will vote in favor of such adjournment those proxies which authorize them to vote in favor of each of the Sale Proposal, the Termination Proposal and the Authorization Proposal and to not withhold discretion to vote on other matters. They will vote against any such adjournment those proxies which direct them to vote against the Sale Proposal and do not withhold discretion to vote on other matters. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Special Meeting to be adjourned.
The costs of any such additional solicitation and of any adjourned session will be borne by Consolidated.

     The Board of Directors does not intend to bring any matters before the Special Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Special Meeting. If any other matters come before the Special Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

                          LEGAL MATTERS

     Certain legal matters in connection with the Sale will be passed upon for Consolidated upon by Robinson & Cole LLP, Boston, Massachusetts and for NovaCare by its in-house General
Counsel.

                             EXPERTS

     The consolidated financial statements of Consolidated for the year ended December 31, 1995 incorporated in this Proxy Statement by reference have been so included in reliance on the report of Federman, Lally & Remis LLP, independent accountants, given the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Consolidated for the year ended December 31, 1996 incorporated in this Proxy Statement by reference have been so included in reliance on the report of Federman, Lally & Remis LLC, independent accountants, given the authority of said firm as experts in auditing and accounting.

     Representatives of Federman, Lally & Remis LLC are expected to be available by telephone at the Special Meeting and, while such representatives do not plan to make a statement at such meeting, they will be available to respond to questions from stockholders in attendance.


                     STOCKHOLDERS PROPOSALS

     Any stockholder proposals intended to be presented at the Consolidated's next annual meeting of stockholders must be received by Consolidated at its offices on or before Jauary 26, 1998 for consideration for inclusion in the proxy material for such annual meeting of stockholders.

            CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
          38 Pond Street, Franklin, Massachusetts 02038


     The undersigned hereby appoints Robert M. Whitty and Raymond
L. LeBlanc and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of Consolidated Health Care Associates, Inc. ('Consolidated") to be held March 27, 1997 and at any adjournments thereof with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Special Meeting in accordance with the following instructions and with discretionary authority on such other matters as may come before the Special Meeting or at any adjournment thereof. All previous proxies are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO
DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSAL NO. 1,
PROPOSAL NO. 2 AND PROPOSAL NO. 3, RESPECTIVELY.

     (1) Proposed adoption of the Purchase Agreement pursuant to which RehabClinics (SPT), Inc. d/b/a NovaCare Outpatient Rehabilitation and Mass., P.C., taken together and each a subsidiary or affiliate of NovaCare, Inc. (collectively, the "Purchaser"), will purchase substantially all of the assets of PTS Rehab, Inc. ("PTS"), related solely to the four outpatient clinics operated by PTS located in Attleboro, Leominster, Pittsfield and West Bridgewater, Massachusetts, the Leases therefor and related Provider Agreements, Service Agreements and Professional Contracts and assume certain liabilities of PTS and Consolidated related to such assets for aggregate consideration of approximately $1,600,000. A copy of the Purchase Agreement is attached as Annex A to the Proxy Statement.

[  ] FOR            [  ] AGAINST             [  ]  ABSTAIN

     (2) Proposed ratification of termination of, and proposed revocation of approval and adoption by stockholders of, the Purchase Agreement dated as of November 20, 1997 by and among PTS and Consolidated and Olympus Healthcare Group, Inc. and Olympus Outpatient Services, Inc. relating to the proposed sale of PTS' assets, which Purchase Agreement had been previously approved and adopted by stockholders at a Special Meeting of Stockholders held on January 13, 1998.

[  ] FOR            [  ] AGAINST             [  ]  ABSTAIN

     (3) Proposed grant of authority and power to the President and Treasurer and all other officers of Consolidated designated by the President (collectively, the "Proper Officers") to negotiate the terms of the Purchase Agreement with Purchasers and to execute any other agreements, documents and instruments contemplated thereby, with such changes therein and modifications and amendments thereto as any such Proper Officer may in his discretion approve, such execution and delivery thereof and be conclusive evidence of such authority under this Proposal.

[  ] FOR            [  ] AGAINST             [  ]  ABSTAIN

     (4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

[   ]     Check here for address change      [  ] Check here if
you plan to attend
     and note change below                   the meeting


New Address:
          (Please complete, date, sign and mail in the enclosed envelope)



                              (Signature should be the same as
                              the name printed on your stock
                              certificate.  Executors,
                              administrators, trustees,
                              guardians, attorneys and officers
                              of the corporation should add their
                              titles when signing.)


                              Signature:

                              Date:     , 1998

                              Signature:

                              Date:    , 1998

                           Annex A

              AGREEMENT OF PURCHASE AND SALE



      THIS AGREEMENT dated as of March 5, 1998 by and among PTS Rehab, Inc., a Connecticut corporation (the "Company"), Consolidated Health Care Associates, Inc. (the "Shareholder"), RehabClinics (SPT), Inc., a Delaware corporation d.b.a. NovaCare Outpatient Rehabilitation (the "Purchaser"), and NovaCare, Inc. ("NovaCare"), but only in regard to Article IV and Article V.

                      W I T N E S S E T H:

      WHEREAS, the Company owns and operates four outpatient clinics located in Attleboro, Leominster, Pittsfield and West Bridgewater, Massachusetts on premises leased from third parties (collectively, the "Centers"), which provide among other things, ancillary healthcare and outpatient rehabilitation services (such activities are hereinafter referred to as the "Business");

       WHEREAS, the Purchaser and its direct and indirect subsidiaries are engaged in the business of providing outpatient rehabilitation services (including general rehabilitation, sports rehabilitation, industrial rehabilitation and work hardening) through a network of facilities (such activities are hereinafter referred to as the "Purchaser's Business");

      WHEREAS, the Shareholder is the holder of all of the issued and outstanding shares of capital stock of the Company (all such shares of Common Stock held by the Shareholder being hereinafter referred to as the "Shares");

      WHEREAS, as of the Effective Date, as defined in Section VII.D, the Purchaser desires to acquire from the Company certain assets of the Company as described in Section I(C)(i) hereof (the "Assets") and to assume certain liabilities and contractual obligations of the Company as described in Section I(C)(ii) hereof (the "Assumed Liabilities"), and the Company desires to sell or assign the Assets and to assign the Assumed Liabilities to the Purchaser, on the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, to induce the Purchaser to enter into this Agreement and perform its obligations hereunder, the Shareholder has agreed to make the representations, warranties, covenants and agreements of the Shareholder (including the indemnification and non-competition agreements) set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                            SECTION I

                 PURCHASE AND SALE OF THE ASSETS

      A. Purchase and Sale of the Assets. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained:

           (i) The Company hereby sells, assigns and conveys to the Purchaser and the Purchaser hereby purchases, acquires and accepts from the Company, the Assets, which shall not include any such assets of the Company set forth on Schedule I as "Excluded Assets".

           (ii) The Company hereby assigns to the Purchaser and the Purchaser hereby accepts and assumes from the Company, the Assumed Liabilities. The Purchaser shall not assume and shall have no responsibility with respect to any and all liabilities or obligations of the Company, known or unknown, absolute or contingent, accrued or unaccrued, whether due or to become due, other than the Assumed Liabilities.

     B. Purchase Price. The purchase price (the "Purchase Price") for the Assets is (i) $1,100,000 in cash and (ii) $500,000 in the form of the promissory note attached hereto as Exhibit H hereto
(the "Note").

      The Note shall be an interest bearing balloon note, payable in full on the third (3rd) anniversary of the Closing Date; provided, however, that if the Shareholder completes a reverse merger with an unrelated third-party whereby the Shareholder is the surviving entity in such merger and following such merger the Shareholder has a net worth that, in the Purchaser's discretion, is reasonably sufficient to guaranty the performance of the Company's obligations under this Agreement, the Purchaser shall pre-pay $200,000.00 of the total amount owed under the Note within sixty (60) days of the Shareholder providing the Purchaser with sufficient written documentation of (a) the completion of such merger, and (b) the Shareholder's net worth.

     C.   Assets; Assumed Liabilities.

           (i) The Assets shall consist of all assets, business, contract rights, patient records, financial books and records, and goodwill, of every kind and nature, real, personal, and mixed, tangible and intangible, wherever located, of the Company used in or in any way related to the Business as conducted by the Company, except for those assets listed on Schedule I as "Excluded Assets."

          (ii) The Assumed Liabilities shall consist of and shall be limited solely to the obligations of the Company listed in
Schedule I hereto.

       D. Allocation. The Purchase Price for the Assets (including the Assumed Liabilities assumed by the Purchaser) shall be allocated to the Assets and the Assumed Liabilities at their fair market values. The portion of the Purchase Price not allocated to specific Assets and Assumed Liabilities shall be allocated to goodwill.

                           SECTION II

           REPRESENTATIONS, WARRANTIES, COVENANTS AND
          AGREEMENTS OF THE COMPANY AND THE SHAREHOLDER

       The   Company  and  the  Shareholder  (collectively,   the
"Sellers"), jointly and severally, hereby represent and warrant to, and covenant and agree with, the Purchaser, as of the date of the Closing that:

      A. Organization and Qualification. The Company is duly organized, validly existing and in corporate good standing under the laws of the State of Connecticut and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The Company is in good standing in each other jurisdiction wherein the failure so to qualify would have an adverse effect on its businesses or properties. The Company has no subsidiaries, owns no capital stock or other proprietary interest, directly or indirectly, in any other corporation, association, trust, partnership, joint venture or other entity and has no agreement with any person, firm or corporation to acquire any such capital stock or other proprietary interest. The Company has full power, authority and legal right, and all necessary approvals, permits, licenses and authorizations to enter into and consummate the transactions contemplated under this Agreement. The copies of the Certificate of Incorporation and By-Laws of the Company which have been delivered to the Purchaser are complete and correct.

      B. Authority. Except as set forth in Schedule II.B, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. Except as set forth in Schedule II.B, this Agreement constitutes a valid and legally binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms.

      C.    No  Legal  Bar; Conflicts.  Except as  set  forth  on
Schedule II.C, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the Certificate of Incorporation or By-Laws of the Company or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or to the best of the Sellers' knowledge, conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of the Assets is bound. Except as set forth in Schedule II.C, no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      D. Financial Statements; No Undisclosed Liabilities. The Company and the Shareholder have delivered to the Purchaser audited consolidated financial statements (including the notes thereto) of the Shareholder and its wholly-owned subsidiaries, Consolidated Imaging Systems, Inc., Associated Billing
Corporation, the Company and Consolidated Rehabilitation Services, Inc. (collectively, the "Shareholder's Subsidiaries") for the fiscal year ended December 31, 1996, certified by Federman, Lally & Remis LLC, the Shareholder's auditors (hereinafter referred to as the "Financial Statements"). The Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved. The Financial Statements fully and fairly present the financial condition of the Shareholder, on a consolidated basis, as at the dates thereof and the results of the operations of the Shareholder, on a consolidated basis, for
the  periods  indicated.   The balance sheets  contained  in  the
Financial Statements fairly reflect all liabilities of the Shareholder, on a consolidated basis, of the types normally reflected in balance sheets as at the dates thereof. The Sellers have delivered to the Purchaser a true and correct copy of the
Shareholder's quarterly reports on Form 10-QSB filed by the Shareholder with the United States Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively, which reports contain unaudited condensed consolidated financial statements of the Shareholder and the Shareholder's Subsidiaries, on a consolidated basis, at and for the three month periods ended March 31, 1997, June 30, 1997, and September 30, 1997, respectively (the "1997 Balance Sheet"). Except as set forth in this Agreement and the Schedules hereto, the Sellers have no liabilities in respect of the Business and the Assets as of or since the date of the Financial Statements or as of this date which are not reflected therein or in the 1997 Balance Sheet, including, without limitation, contingent liabilities, except for current liabilities incurred in the ordinary course of business consistent with past practices (and not materially different in type or amount) (collectively, the "Liabilities"). A true and correct copy of the Financial Statements is attached hereto as Exhibit B.

      E.    Absence of Certain Changes.  Except as set  forth  on
Schedule II.E, subsequent to the date of the 1997 Balance Sheet, there has not been with respect to the Business or the Assets, any (i) adverse or to the best of the Sellers' knowledge, prospective adverse change in the condition of the Business, financial or otherwise, or in the results of the operations of the Company; (ii) damage or destruction (whether or not insured) affecting the properties or business operations of the Company;
(iii) labor dispute or, to the best of the Sellers' knowledge, threatened labor dispute involving the employees of the Company or any resignations or threatened resignations of orthotists, prosthetists or other professionals, or notice that any employees of the Company intend to take leaves of absence, with or without pay; (iv) actual or, to the best of the Sellers' knowledge, threatened disputes with any major accounts or referral sources of the Company, or actual or, to the best of the Sellers' knowledge, threatened loss of business from any of the major accounts or referral sources of the Company; (v) changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable or reserves for doubtful accounts with respect to the Company, or (vi) other event or condition of any character, known to the Company or Shareholder, or which in the exercise of reasonable diligence should be known to the Company or Shareholder, not disclosed in this Agreement, or a Schedule or Exhibit hereto, and materially adversely affecting the Assets or the Business.

      F. Liabilities Incurred. Except as set forth on Schedule II.F, subsequent to the date of the 1997 Balance Sheet, the Company has not (i) incurred any bank indebtedness, entered into any leases, loan agreements or contracts, obligations or arrangements of any kind, including, without limitation, for the payment of money or property to any person, or (ii) permitted any liens, charges, encumbrances, security interests or claims whatsoever (collectively, "Liens") to attach to the Assets.

      G. Real Property Owned or Leased. A list of all real property leased to or by the Company or in which the Company has any interest with respect to the Centers is set forth in Schedule II.G. Company owns no real property. All such leased real property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and, except as set forth in Schedule II.G, there are no existing defaults or, to the knowledge of the Sellers, events of default, or events which with notice or lapse of time or both would constitute defaults, thereunder on the part of the Company. Neither the Company nor Shareholder has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in Schedule II.G. Neither the Company nor Shareholder has received any written or oral notice to the effect that any lease will not be renewed at the termination of the term thereof or that any such lease will be renewed only at a substantially higher rent.

      H. Title to Assets; Condition of Property. The Company has good and valid title to the Assets, including, without limitation, the properties and assets reflected in the 1997 Balance Sheet (except for assets leased under leases set forth in Schedule II.G, and accounts receivable collected upon, since the date of the in the 1997 Balance Sheet in the ordinary course of business consistent with past practices). The Company has the right, power and authority to sell and transfer the Assets to the Purchaser and upon such transfer, the Purchaser will acquire good and marketable title to the Assets, free and clear of all Liens, except liens for current taxes not yet due. The Assets include all properties and assets used in the operations of the Business as currently conducted. All such properties and assets are in good condition and repair, consistent with their respective ages, and have been maintained and serviced in accordance with the normal practices of the Company and as necessary in the normal course of business. Except as set forth in Schedule II.H and except liens for current taxes not yet due, none of the Assets is subject to any Liens. To the Seller's knowledge, none of the Assets (or uses to which they are put) fails to conform with any applicable agreement, law, ordinance or regulation in a manner which is likely to be material to the operations of the Business. Except as set forth in Schedule II.G, the Company owns all the properties and assets that have been located at or in the Centers at any time since the date of the 1997 Balance Sheet.

      I. Taxes. The Company has filed or caused to be filed on a timely (timely being understood to include all properly granted extensions) basis all federal, state, local, foreign and other tax returns, reports and declarations relating to the operation of the Business (collectively, "Tax Returns") required to be filed by it. All Tax Returns filed by or on behalf of the Company are true, complete and correct in all material respects. The Company has paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers' compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon). There are no tax Liens on any of the Assets of the Company. The accrual for Taxes reflected in the Financial Statements accurately reflects the total amount of all unpaid Taxes, whether or not disputed and whether or not presently due and payable, of the Company as of the close of the period covered by the Financial Statements. Since the date of the 1997 Balance Sheet, the Company has not incurred any tax liability other than in the ordinary course of business. No Tax Return of the Company has ever been audited. No deficiency in Taxes for any period has been asserted by any taxing authority which remains unpaid at the date hereof, no written inquiries or notices have been received by the Company from any taxing authority with respect to possible claims for Taxes, the Company has no reason to believe that such an inquiry or notice is pending or threatened, and, to the Company's knowledge, there is no basis for any additional claims or assessments for Taxes. The Company has not agreed to the extension of the statute of limitations with respect to any Tax Return or tax period. The Company has delivered to the Purchaser copies of the federal and state income Tax Returns filed by the Company for the past three years and for all other past periods as to which the appropriate statute of limitations has not lapsed.

     J.   Permits; Compliance with Applicable Law.

          (i) General. The Company is not in default under any, and has complied with all, statutes, ordinances, regulations and laws (including, but not limited to, all federal and state fraud and abuse, "anti-kickback" and "self-referral" laws), orders, judgments and decrees of any court or governmental entity or agency, relating to the Business or the Assets as to which a default or failure to comply might result in an adverse affect on the Business. Neither the Company nor Shareholder has any knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. Neither the Company nor Shareholder has received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

           (ii)  Permits; Intellectual Property.   Set  forth  in
Schedule II.J is a complete and accurate list of all permits, licenses, approvals, franchises, patents, registered and common law trademarks, service marks, tradenames, copyrights (and applications for each of the foregoing), notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits"), held by the Company in connection with the Business. The Permits set forth in Schedule II.J are all the Permits required for the conduct of the Business as is presently conducted. All the Permits set forth in Schedule II.J are in full force and effect, and to the Seller's knowledge, the Company has not engaged in any activity that would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or to the Seller's knowledge, threatened. There are no existing defaults or events of default or event or state of facts which with notice or lapse of time or both would constitute a default by the Company under any such Permit. Neither the Company nor Shareholder has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any other party in the performance of any obligation to be performed or paid by any other party under any Permit set forth in Schedule II. J. The use by the Company of any proprietary rights relating to any Permits does not involve any claimed infringement of such Permit or rights. Except as set forth on Schedule II.J, to the Seller's knowledge, the consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits set forth in Schedule II. J or require the consent of any person. The Company is not required to be licensed by, nor is it subject to the regulation of, any governmental or regulatory body by reason of the conduct of the Business.

          (iii)     Environmental.

                (a) The Company has duly complied with and, to the Seller's knowledge, the real estate subject to the leases listed on Schedule II.G and improvements thereon, the Centers (collectively, referred to as the "Premises") are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

                (b) The Company has not received any notice of, and neither the Company nor Shareholder knows of any facts which might constitute, violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of any of the Premises or of any premises formerly owned, leased or occupied by the Company.

           (iv) Medicare and Medicaid. The Company has complied with all laws, rules and regulations of the Medicare, Medicaid and other governmental healthcare programs, and has filed all claims, invoices, returns, cost reports and other forms, the use of which is required or permitted by such programs, in the manner prescribed. All claims, returns, invoices, cost reports and other forms made by the Company to Medicare, Medicaid or any other governmental health or welfare related entity or any other third party payor since the inception of the Business are in all respects true, complete, correct and accurate. No deficiency in any such claims, returns, cost reports and other filings, including claims for over-payments or deficiencies for late filings, has been asserted or to the Seller's knowledge, threatened by any federal or state agency or instrumentality or other provider or reimbursement entities relating to Medicare or Medicaid claims or any other third party payor. The Company has not been subject to any audit relating to fraudulent Medicare or Medicaid procedures or practices. There is no basis for any claim or request for recoupment or reimbursement from the Company by, or for reimbursement by the Company of, any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims, to the Sellers' knowledge. Net revenues from the Medicare program represented less than 5% of the net revenues of the Business during fiscal years 1995, 1996 and during the first 9 months of 1997. During 1995, 1996 and the first 9 months of 1997, the Company had no revenues from the Medicaid program.

     K.   Inventories; Accounts Payable.

           (i) The inventories of the Company are in all respects merchantable and fully usable in the ordinary course of business.

           (ii) The accounts and notes payable and other accrued expenses reflected in the Financial Statements, and the accounts and notes payable and accrued expenses incurred by the Business subsequent to the date of the 1997 Balance Sheet, are in all respects valid claims that arose in the ordinary course of business. Except as set forth in Schedule II.K, since the date of the 1997 Balance Sheet, the accounts and notes payable and other accrued expenses of the Business have been paid in a manner consistent with past practice. The aggregate unpaid accounts payable and accrued expenses (including, but not limited to accrued payroll, accrued vacation and sick time) of the Business as of the Closing Date (the "Closing Assumed Indebtedness") does not exceed $75,000. If the Closing Assumed Indebtedness exceeds $75,000, the Company shall immediately pay to the Purchaser an amount equal to such excess. Set forth in Schedule II.K is an itemization of the outstanding accounts payable, accrued expenses and debt of the Business as of the date of the Closing. Except for the debts set forth on Schedule II.K and the Closing Assumed Indebtedness, Company has no debt related to the assets of the Business.

      L.    Contractual  and  Other Obligations.   Set  forth  in
Schedule II.L is a list and brief description of all (i) contracts, agreements, licenses, leases, arrangements (written or oral)  and other documents to which the Company is a party or  by which the Company or any of the Assets is bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings); (ii) all obligations and liabilities of the Company pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the Business with respect to which the remaining obligation of the Company is in excess of $2,500; and (iii) material contingent obligations and liabilities of the Company; all of the foregoing being hereinafter referred to as the "Contracts." Neither the Company nor, to the Company's knowledge, any other party is in default in the performance of any covenant or condition under any Contract and no claim of such a default has been made and, to the Company's knowledge, no event has occurred which with the giving of notice or the lapse of time would constitute a default under any covenant or condition under any Contract. Except as set forth in Schedule II.L, the Company is not a party to any Contract which would terminate or be materially adversely affected by consummation of the transactions contemplated by this Agreement. The Company is not a party to any Contract expected to be performed at a loss. Originals or true, correct and complete copies of all written Contracts have been provided to the Purchaser.

      M. Compensation. Set forth in Schedule II.M attached hereto is a list of all agreements between the Company and each person employed by or independently contracting with the Company with regard to compensation, whether individually or collectively, and set forth in Schedule II.M is a list of all employees of the Company and their respective salaries. The transactions contemplated by this Agreement will not result in any liability for severance pay to any employee or independent contractor of the Company. The Company has not informed any employee or independent contractor providing services to the Company that such person will receive any increase in compensation or benefits or any ownership interest in the Company or the Business. The Company and the Shareholder acknowledge that the decision as to whether to employ some or all the employees of the Company shall be made by the Purchaser in its sole discretion, and that neither the Company nor Shareholder has informed any person to the contrary. Any such employment by the Purchaser shall constitute a termination of the person by the Company and the establishment of an independent employment relationship by the Purchaser.

      N.    Employee  Benefit  Plans.  Except  as  set  forth  in
Schedule  II.N,  the  Company does not maintain  or  sponsor,  or contribute to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements being hereinafter referred to as the "Benefit Plans") comply with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable law, and the Company has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the Company or the Purchaser. In addition:

            (i) The Company does not maintain sponsor or contribute to, and has never maintained, sponsored or contributed to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer plan" (within the meaning of
Section 3(37) of ERISA);

           (ii) Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending with respect to any Benefit Plan, or, to the Company's knowledge, any circumstances which might give rise to any such action, suit or claim (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto); and

           (iii) The Company has no obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") or
Section 601 of ERISA. The Company has complied with the notice and continuation requirements of Section 4980B of the Code or
Section 601 of ERISA and the regulations thereunder.

      O. Labor Relations. There have been no violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company in respect of the business, or the terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice or other unlawful employment practice and, except as set forth in Schedule II.O, there are no charges of unfair labor practices or other employee-related complaints pending or, to the Company's knowledge, threatened against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending, or, to the Company's knowledge, threatened against or involving the Business. No issue with respect to union representation is pending or, to the Company's knowledge, threatened with respect to the employees of the Company in respect of the Business. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Company as the representative of any of the employees of the Company.

      P. Increases in Compensation or Benefits. Except as set forth in Schedule II.P, subsequent to the date of the 1997 Balance Sheet, there have been no increases in the compensation payable or to become payable to any of the employees of the
Company in respect to the Business and there have been no payments or provisions for any awards, bonuses, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than pursuant to currently existing plans or arrangements, if any, set forth in
Schedule II.N. All bonuses heretofore granted to employees of the Company in respect to the Business have been paid in full to such employees. The vacation policy of the Company is set forth in Schedule II.N. Except as set forth in Schedule II.N, no employee of the Company in respect of the Business is entitled to vacation time during the current calendar year and no employee of the Company in respect of the Business has any accrued vacation or sick time with respect to any prior period.

      Q. Insurance. A list and brief description of the insurance policies maintained by the Company is set forth in
Schedule II.Q. Such insurance policies are in full force and effect and all premiums due thereon prior to or on the date of the Closing have been paid. The Company has complied with the provisions of such policies. To the Company's knowledge, such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses maintain in accordance with good business practices. There are no notices of any pending or threatened termination or premium increases with respect to any such policies. The Company has not had any casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and neither the Company nor Shareholder is aware of any occurrence which may give rise to any claim of any kind not covered by insurance. No third party has filed any claim against the Company for personal injury or property damage of a kind for which liability insurance is generally available which is not fully insured, subject only to the standard deductible. All claims against the Company covered by insurance have been reported to the insurance carrier on a timely basis.

      R. Conduct of Business. The Company is not restricted from conducting the Business in any location by agreement or court decree.

      S. Allowances. The Company has no obligation outside of the ordinary course of business to make allowances to any customers with respect to the Business.

      T. Use of Names. All names under which the Company currently conducts the Business are listed in Schedule II.T. There are no other persons or businesses conducting businesses similar to those of the Company in the Commonwealth of Massachusetts having the right to use or using the names set forth in Schedule II.T or any variants of such names; and no other person or business has ever attempted to restrain the Company or Shareholder from using such names or any variant thereof.

      U. Power of Attorney. The Company has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever.

     V. Licensure, etc. Each individual employed or contracted by the Company is duly licensed, if required by law, and is otherwise in compliance with all federal and state laws, rules and regulations relating to such professional licensure and otherwise meets the qualifications to provide such therapy services. Each individual now or formerly employed or contracted by the Company to provide professional services was duly licensed, if required by law, to provide such services during all periods prior to the Closing when such employee or independent contractor provided such services on behalf of the Company. The Company is in compliance with all relevant state laws and precedents relating to the corporate practice of the learned or licensed professions, and there are no material claims, disputes, actions, suits, proceedings or investigations currently pending, threatened or filed or commenced against or affecting the Assets or the Business relating to such laws and precedents, and no such material claim, dispute, action, suit, proceeding or investigation has been filed or commenced during the five-year period preceding the date of the Closing, and the Company is not aware of any basis for such a valid claim.

      W. Litigation; Disputes. Except as set forth in Schedule II.W, there are no claims, disputes, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company, the Business or any of the Assets, no such claim, dispute, action, suit, proceeding or investigation has been pending or, to the Company's knowledge, threatened during the five-year period preceding the date of the Closing and, to the best of the knowledge of the Company and the Shareholder, there is no basis for any such claim, dispute, action, suit, investigation or proceeding. Neither the Company nor Shareholder has any knowledge of any default under any such action, suit or proceeding. The Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other government department, commission, bureau, agency or instrumentality or any arbitrator.

     X. Location of Business and Assets. Set forth in Schedule II.X is each location (specifying state, county and city) where the Company (i) has a place of business, (ii) owns or leases real property and (iii) owns or leases any other property, including inventory, equipment and furniture in respect of the Business.

      Y. Disclosure. No representation or warranty made under any Section hereof and none of the information furnished by the Company or the Shareholder set forth herein, in the Schedules or Exhibits hereto or in any document delivered by the Company or Shareholder to the Purchaser, or any authorized representative of the Purchaser, pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

      Z. Computer Software. The Company has the right to use all computer software, including all property rights constituting part of that computer software, used in connection with the Company's business operations (the "Computer Software"). A list of all written licenses pertaining to the Computer Software is set forth in Schedule II.Z (the "Licenses"). The Company has no
knowledge  that  any  of  the  Licenses  may  not  be  valid   or
enforceable by the Company or that the use of the Computer Software or any of the Licenses may infringe upon or conflict with the rights of any third party. The Company has not granted any licenses to use the Computer Software or any sub-licenses with respect to any of the Licenses.

     AA. Schedules. Each of the Company and the Shareholder covenants to use best efforts to ensure that all of the attached
Schedules and Exhibits are complete and accurate as of the Closing.

                           SECTION III

           REPRESENTATIONS, WARRANTIES, COVENANTS AND
                  AGREEMENTS OF THE SHAREHOLDER

     Shareholder hereby represents and warrants to, and covenants and agrees with, the Purchaser, as of the date of the Closing, that:

      A. Authority. Except as set forth in Schedule III.A, Shareholder is fully able to execute and deliver this Agreement and to perform Shareholder's covenants and agreements hereunder, and this Agreement constitutes a valid and legally binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

      B.    No  Legal  Bar; Conflicts.  Except as  set  forth  in
Schedule III.B, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien (other than liens for taxes not yet due) pursuant to the terms of any contract or agreement to which Shareholder is a party or by which Shareholder or any of Shareholder's assets is bound.

      C. Regulatory Matters. Shareholder agrees that if as a result of a regulatory change or for any other reason, the Purchaser shall determine that it is necessary or desirable to restructure the manner in which the Business is conducted or the manner in which services are provided, Shareholder shall assist the Purchaser to take promptly all necessary steps to carry out such restructuring. The expenses related to such restructuring shall be borne by the Purchaser.

                           SECTION IV

            REPRESENATIONS, WARRANTIES, COVENANTS AND
             AGREEMENT OF THE PURCHASER AND NOVACARE

     The Purchaser and NovaCare, jointly and severally, hereby represent and warrant to, and covenant and agree with, the Company and the Shareholder, as of the date of Closing that:

     A. Organization and Qualification: The Purchaser is duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct the business in which it is now engaged. The Purchaser has full power, authority and legal right, and all necessary approvals, permits, licenses and authorizations to enter into and consummate the transactions contemplated under this Agreement.

     B. Authority. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     C. No Legal Bar: Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violates any provision of the Certificate of Incorporation or By-Laws of the Purchaser or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or, to the best of the Purchaser's knowledge, conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any Lien pursuant to the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser is bound. No consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     D. No Solicitation. In the event that this Agreement is terminated, the Purchaser and NovaCare each agrees that, until February 1, 1999, neither the Purchaser nor any of their affiliates will solicit to employ any of the officers or key employees of the Sellers or any of their affiliates with whom the Purchaser or any of their affiliates had contact or who were specifically identified to the Purchaser or any of their affiliates during the period commencing February 1, 1998 to the date of such termination without obtaining the prior written consent of the Shareholder.

                            SECTION V

              REPRESENTATION, WARRANTIES, COVENANTS
                   AND AGREEEMENTS OF NOVACARE

     NovaCare hereby represents and warrants to, and covenants and agrees with, the Company and the Shareholder, as of the date of the Closing, that:

     A. Authority. NovaCare is fully able to execute and deliver this Agreement and the Guaranty of the Note (as defined below) and to perform NovaCare's covenants and agreements hereunder and thereunder, and this Agreement and the Guaranty of the Note constitute valid and legally binding obligations of NovaCare, enforceable against NovaCare in accordance with their terms.

     B. No Legal Bar: Conflicts. Neither the execution or delivery of this Agreement and the Guaranty of the Note, nor the consummation of the transactions contemplated hereby and thereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in termination of any contract or agreement to which NovaCare is a party or by which NovaCare or any of NovaCare's assets are bound.

                           SECTION VI

             ADDITIONAL REPRESENTATIONS, WARRANTIES
                  AND COVENANTS OF THE COMPANY,
                THE SHAREHOLDER AND THE PURCHASER

      A. Publicity. All press releases, filings and other publicity concerning the transactions contemplated hereby will be subject to review and approval by both the Sellers and the Purchaser, such approval not to be unreasonably withheld or delayed. Such approval shall not be required if the person issuing such publicity reasonably believes it to be necessary for compliance with legal requirements, including, without limitation, the federal securities laws and the rules and regulations promulgated thereunder, but such person shall provide the other party with reasonable notice and an opportunity to review the same before release. Both the Sellers and the Purchaser hereby covenant and agree to keep the terms and conditions of this Agreement and all documents and information concerning other parties to this Agreement confidential except to the extent that disclosure is required by law, and the Purchaser agrees that all non-public documents delivered to it by the Sellers pursuant to this Agreement in connection with the business operations of the Sellers, shall not be disseminated by the Purchaser, except to its attorneys, accountants, officers, employees and agents on a need-to-know basis, and shall be returned to the Sellers in the event that the transactions hereby are not consummated.

       B. Correspondence. Each of the Company and the Shareholder covenants and agrees that each of them will deliver to the Purchaser, promptly after the receipt thereof, all inquiries, correspondence and other materials received by either of them from any person or entity relating to the Business or the Assets.

      C. Books and Records. Each of the Company and the Shareholder represents and warrants that the books and records of the Company are in all respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the Company set forth in the Financial Statements. All of such books and records have been available for inspection by the Purchaser and its representatives. Each of the Company and the Shareholder covenants and agrees that each of them shall give the Purchaser reasonable access to the historical financial books and records of the Company, to the extent such books and records are not included in the Assets, for a period of five years from the date of the Closing. The Shareholder shall retain all such books and records in substantially their condition at the time of the Closing. None of such books and records shall be destroyed without the prior written approval of the Purchaser or without first offering such books and records to the Purchaser.

      D. Discharge of Obligations. Each of the Company and the Shareholder covenants and agrees to pay promptly and otherwise to fulfill and discharge all obligations and liabilities of the Company which are not Assumed Liabilities hereunder when due and payable and otherwise prior to the time at which any of such obligations or liabilities could reasonably be expected to result in or give rise to a claim against the Assets, the Business or the Purchaser, result in the imposition of any Lien (other than liens for current taxes not yet due) on any of the Assets, or adversely affect the Purchaser's title to or use of any of the Assets.

                           SECTION VII

             CLOSING, DELIVERIES, AND EFFECTIVE DATE

     A. Time and Place of Closing. The closing of the purchase and sale of the Assets as set forth herein (the "Closing") shall be held at 11:00 A.M., local time, on a day that is within five
(5)  business days after the Conditions to Closing set  forth  in
Section  VII.  C  have  been met, or waived  by  the  party  with authority to waive any such Condition that is waived (the "Closing Date"). The parties agree to use best efforts to satisfy the Conditions to Closing as soon as reasonably possible.

     B.   Deliveries.

          (i) At the Closing, the Purchaser shall deliver to the Company, as a condition to Closing, the following:

               a. A certified check made payable to the order of the Company or a wire transfer to the account of the Company in the amount of $1,100,000;

               b.  The Note, executed by the Purchaser;

                 c. The Guaranty of the Note, executed by NovaCare;

                d. An opinion of NovaCare's in-house general counsel delivered to the Company and the Shareholder pursuant to the instructions of the Purchaser, dated the date of the Closing, in substantially the same form as set forth in Exhibit E-1 attached hereto;

               e.  A certificate of the Purchaser's president and
of NovaCare's president or other executive officer stating that all representations and warranties made by the Purchaser and NovaCare in this Agreement and in any written statements delivered to the Company or the Shareholder pursuant to this Agreement shall be complete, true and correct as of the Closing; and

                f.   Such  instruments as shall be sufficient  to
effect   the   assumption  by  the  Purchaser  of   the   Assumed
Liabilities;

           (ii) At the Closing, the Company and the Shareholder shall deliver to the Purchaser, as a condition to Closing, the following:

                a. Such deeds, bills of sale, assignments and other instruments of conveyance and transfer, and such powers of attorney, as shall be effective to vest in the Purchaser title to or other interest in, and the right to full custody and control of, the Assets, free and clear of all liens, charges, encumbrances and security interests whatsoever;

               b. The Contracts and the books and records of the Company constituting a part of the Assets;

                c. Evidence that any and all sales or use taxes assessed in connection with this transaction have been paid by the Company;

                d. Such certificates, instruments and other documents, in form and substance satisfactory to the Purchaser and its counsel, as they shall have reasonably requested in connection with the transactions contemplated hereby;

               e. An opinion of Robinson & Cole LLP, counsel for the Company and the Shareholder, delivered to the Purchaser pursuant to the instructions of the Company and the Shareholder, dated the date of the Closing, substantially to the effect set forth in Exhibit E attached hereto;

                f. All necessary consents of third parties under the contracts, agreements, leases, insurance policies and other instruments of the Company to the consummation of the transactions contemplated hereby, which consents shall not provide for the acceleration of any liabilities or any other detriment to the Purchaser or the Company;

               g. A written consent duly executed by the Company evidencing its consent to the use by the Purchaser and any subsidiaries, affiliated companies or assigns of the Purchaser of the name "PTS Rehab" and variants thereof.

               h. A certificate of the Company's president and of the Shareholder's president stating that all representations and warranties made by the Company and the Shareholder in this Agreement and in any written statements delivered to the Purchaser pursuant to this Agreement shall be complete, true and correct as of the Closing.

     C.   Conditions to Closing.

          (i) The obligations of the Purchaser under this Agreement are subject to the satisfaction, on or prior to the Closing of the following conditions, all or any of which may be waived in writing by the Purchaser:

               (a) The Company having entered into an Agreement of Purchase and Sale with Mass., P.C., Inc. or such other professional corporation as the Purchaser shall approve;

               (b)  The Company and the Shareholder having
delivered to the Purchaser those items set forth in Section
VII,B(ii);

               (c)  The Company having entered into the
Management Agreement set forth in Section XI,K; and

               (d) The Company and/or the Shareholder having fully completed to the Purchaser's satisfaction all of the Schedules and Exhibits to this Agreement.

               (e) The Company and the Shareholder shall have entered into an agreement terminating that certain Asset Purchase Agreement among the Company, the Shareholder, Olympus Healthcare Group, Inc. ("Group") and Olympus Outpatient Services, Inc. ("Services" and, collectively with Group, "Olympus") dated as of November 20, 1997 (the "Olympus Agreement") and effecting a release of any and all claims of Olympus against (1) the Company, the Shareholder and their respective officers, directors, representatives and affiliates and (2) the Purchaser, NovaCare and their respective officers, directors, representatives and affiliates arising or that might arise under or in connection with the Olympus Agreement or this Agreement.

          (ii) The obligations of the Company and the Shareholder under this Agreement are subject to the satisfaction, on or prior to the Closing, of the following conditions, all or any of which may be waived in writing by the Shareholder:

               (a) The Purchaser and NovaCare having delivered to the Company and the Shareholder those items set forth in
Section VII.B(i);

               (b) The Purchaser, or its designated affiliate, having entered into the Management Agreement set forth in Section
XI.K;

               (c) The Company and the Shareholder shall have entered into an agreement terminating the Olympus Agreement and effecting a release of any and all claims of Olympus against (1) the Company, the Shareholder and their respective officers, directors, representatives and affiliates and (2) the Purchaser, NovaCare and their respective officers, directors, representatives and affiliates arising or that might arise under or in connection with the Olympus Agreement or this Agreement; and

               (d) This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Shareholder in accordance with applicable law and the Shareholder's Certificate of Incorporation.

     D.   Effective Date.  The "Effective Date" shall be March 1,
1998.

                          SECTION VIII

                         INDEMNIFICATION

      A. Indemnification by the Company and the Shareholder. The Company and the Shareholder, jointly and severally, shall indemnify and hold harmless the Purchaser from and against all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (hereinafter referred to collectively as "Damages") sustained or incurred by the Purchaser (or its designee) (i) by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Company or the Shareholder herein, or (ii) arising out of or relating to any liabilities or obligations of the Company not assumed by the Purchaser (or its designee) hereunder, including, without limitation, (a) professional malpractice and other professional liabilities relating to acts or omissions of the Company or its employees, agents or independent contractors prior to the Closing; (b) liabilities of the Company for overpayments made to the Company and any other matter, for all periods prior to Closing, under the Medicare or Medicaid programs and/or applicable workers' compensation programs; (c) federal, state, and local tax liabilities, obligations, and withholding tax obligations of the Company, except for federal and state income tax obligations arising from the operation of the Business after the Effective Date, which shall be the responsibility of the Purchaser; (d) liabilities under Company's employee plans; (e) liabilities relating to or arising from any litigation or other claim or obligation (including amounts and claims payable), arising from acts or omissions prior to the Closing; and (f) any other debt, obligation or duty of the Company arising prior to the Closing Date or relating to conduct or activities occurring prior to the Closing Date, unless otherwise specifically included as an Assumed Liability. In addition, to the right of the Purchaser to indemnification hereunder, the Purchaser shall have the right from time to time to set off the amount of any of the Purchaser's Damages against any payments due under the Note.

      B. Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company and the Shareholder from and against any and all Damages sustained or incurred by the Company or Shareholder (i) by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Purchaser herein or (ii) arising out of the Assumed Liabilities.

      C. Procedure for Indemnification. In the event that any party hereto shall incur any Damages in respect of which indemnity may be sought by such party pursuant to this Section VI, the party from whom such indemnity may be sought (the "Indemnifying Party") shall be given written notice thereof by the party seeking such indemnity (the "Indemnified Party"), which notice shall specify the amount and nature of such Damages and include the request of the Indemnified Party for indemnification of such amount. The Indemnifying Party shall within 30 days pay to the Indemnified Party the amount of the Damages so specified.

      D. Limitations. The Sellers shall not be liable to Purchaser for indemnification claims under Section VIII.A until the aggregate indemnification claims under Section VIII.A exceed $10,000, and, in no event shall the Sellers be liable to the Purchaser for indemnification claims under Section VIII.A in excess of $1,600,000.

                           SECTION IX

                    NON-COMPETITION AGREEMENT

      Following the consummation of the transactions contemplated hereby, and in consideration thereof, neither the Company nor Shareholder shall, (a) subsequent to the date of the Closing and until seven years after the date of the Closing, directly or indirectly, (i) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within a fifty (50) mile radius of the existing business locations of the Business, which is competitive with the Business, (ii) solicit or entice or endeavor to solicit or entice away from any member of the Purchaser Group (as hereinafter defined) any person who was a director, officer, employee, agent or consultant of such member of the Purchaser Group, either on the Company's or the Shareholder's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Purchaser Group, (iii) solicit or entice or endeavor to solicit or entice away any of the clients or customers of the Business, either on the Company's or the
Shareholder's own account or for any other person, firm, corporation or organization, or (iv) employ any person who was a director, officer or employee of any member of the Purchaser Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Purchaser Group, or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of any member of the Purchaser Group or the business reputation or good name of any member of the Purchaser Group, or be otherwise detrimental to the Purchaser, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Purchaser Group. Because the remedy at law for any breach of the foregoing provisions of this Section VII would be inadequate, the Company and the Shareholder hereby consent, in case of any such breach, to the granting by any court of competent jurisdiction of specific enforcement, including, but not limited to pre-judgment injunctive relief, of such provisions, to preserve the status quo ante pending the outcome of arbitration proceedings under Section IX(F) hereof, as provided for in Section IX(E) hereof.

      The parties hereto agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

       For   purposes  hereof,  "Purchaser  Group"  shall   mean,
collectively, the Purchaser and its subsidiaries, affiliates and parent entities operating in the same lines of business.

                            SECTION X

                       BROKERS AND FINDERS

      A. The Shareholder's Obligation. The Purchaser shall not have any obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Company or the Shareholder in connection with this Agreement and the transactions contemplated hereby, and the Company and the Shareholder, jointly and severally, hereby agree to indemnify and save the Purchaser harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

      B. The Purchaser's Obligation. Neither the Company nor the Shareholder shall have any obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Purchaser in connection with this Agreement and the transactions contemplated hereby, and the Purchaser hereby agrees to indemnify and save the Company and the Shareholder harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

                           SECTION XI

                          MISCELLANEOUS

       A.    Notices.   All  notices,  requests  or  instructions
hereunder shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, as follows:

               (1)  If to the Company or the Shareholder:

                    Consolidated Health Care Associates, Inc.
                    PTS Rehab, Inc.
                    38 Pond Street
                    Franklin, Massachusetts 02038
                    Attention:  President
                    Telecopy No.: (508) 541-1274
                    Telephone No.: (508) 520-2422

                    with a copy to:

                    David A. Garbus, Esq.
                    Robinson & Cole LLP
                    One Boston Place
                    Boston, Massachusetts  02108
                    Telecopy No.: (610 557-5999
                    Telephone No.: (617) 557-5900

               2)   If to the Purchaser or NovaCare:

                                     RehabClinics   (SPT),   Inc.
                    d.b.a. NovaCare Outpatient
                      Rehabilitation
                    1016 West Ninth Avenue
                    King of Prussia, Pennsylvania  19406
                    Attention:  President
                    Telecopy No.:  (610) 992-3393
                    Telephone No.:  (610) 992-7600

                    with a copy to:

                    NovaCare, Inc.
                    1016 West Ninth Avenue
                    King of Prussia, Pennsylvania 19406
                    Attention:   General Counsel
                    Telecopy No.:  (610) 992-3396
                    Telephone No.:  (610) 992-7404

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

      B. Survival of Representations. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive closing until the end of the applicable statute of limitation, notwithstanding any investigation at any time made by or on behalf of any party hereto.

      C. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced. The Memorandum of Understanding dated February 13, 1998 between the Shareholder and the Purchaser shall terminate and be of no further force or effect upon the execution of this Agreement. The Confidentiality and Non-Disclosure Agreement dated as of February 5, 1998 between NovaCare and the Shareholder shall terminate and be of no further force or effect upon the execution of this Agreement.

      D. Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

      E.   Injunctive Relief.  Notwithstanding the provisions  of
Section XI(F) hereof, in the event of a breach or threatened breach by the Company or Shareholder of the provisions of Section VII of this Agreement, the Company and the Shareholder hereby consent and agree that the Purchaser shall be entitled, in order to preserve the status quo ante pending the outcome of arbitration pursuant to Section XI(F) hereof, to receive an injunction or similar equitable relief restraining the Company or Shareholder, as the case may be, from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Company or the Shareholder, as the case may be, under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts for the Eastern District of Pennsylvania and the Pennsylvania state courts located in such District for any proceedings under this Section XI(E). The parties hereto agree that the availability of arbitration in Section XI(F) hereof shall not be used by any party as grounds for the dismissal of any injunctive actions instituted by the Purchaser pursuant to this Section XI(E). Nothing herein shall be construed as prohibiting the Purchaser from pursuing any other remedies at law or in equity which it may have.

     F.   Dispute Resolution

           (i) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall, except as provided in Section XI(E) hereof, be settled by arbitration in accordance with the National Health Lawyers Association ("NHLA") Alternative Dispute Resolution Services Rules of Procedure for Arbitration (the "Rules"). The parties agree that Rules on Expedited Procedures contained in the Rules shall be applied in any arbitration proceeding hereunder, and further agree that, notwithstanding anything to the contrary contained in the Rules, the arbitrator shall not award consequential, exemplary, incidental, punitive or special damages. The arbitration shall be held in the Philadelphia, Pennsylvania area and the prevailing party shall be entitled to receive reasonable fees and disbursements of counsel as part of such award.

           (ii) Procedure. It is agreed that if any party shall desire relief of any nature whatsoever from any other party as a result of any controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than twelve (12) months after the facts underlying said controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. The parties shall bear equally all costs of said arbitration (other than their own attorney's fees and costs). The parties agree that the decision and award of the Arbitrator shall be final and conclusive upon the parties, in lieu of all other legal, equitable (except as provided in Section XI(E) above) or judicial proceedings between them, and that no appeal or judicial review of the award or decision of the Arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought. Any equitable relief awarded under Section XI(E) shall be dissolved upon issuance of the arbitrator's decision and order.

      G. Invalidity. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this
Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court or the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

      H. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, the Shareholder, the Purchaser and NovaCare, respectively, and the legal representatives and heirs of Shareholder.

      I. Governing Law. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

      J.    Counterparts.   This Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      K. Management Agreement. In order for Purchaser to continue to provide and bill for services following the Closing and until Purchaser has obtained all necessary regulatory approvals and contract assignments, Purchaser and the Company shall execute and deliver the Management Agreement in the form of
Exhibit I hereto. Pursuant to the Management Agreement, (i) Purchaser shall manage the provision of services "by the Company" for a specified period of time following the Closing, (ii) services shall be billed in the name of the Company, and (iii) Purchaser shall completely indemnify the Company from any financial or other liability arising from such arrangement. The Company shall continue its corporate existence for at least the term of the management agreement and Purchaser shall indemnify the Company for all reasonable costs and expenses associated therewith; nothing in this Agreement in any way obligates or requires the Company to dissolve its corporate existence.

     L. Taxes. Purchaser shall pay to the Internal Revenue Service and applicable state taxing authorities, in its name and tax identification number, all federal and state income taxes arising from the operation of the Business after the Effective Date.

     M. Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

                              * * *

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


COMPANY:                      PTS REHAB, INC.


                              By:/s/ ROBERT M. WHITTY
                                 Name: ROBERT M. WHITTY
                                 Title: President

SHAREHOLDER:                  CONSOLIDATED HEALTH CARE
ASSOCIATES, INC.


                              By:/s/ ROBERT M. WHITTY
                                 Name: ROBERT M. WHITTY
                                 Title: President

PURCHASER:                                   REHABCLINICS (SPT),
                              INC. d.b.a. NOVACARE OUTPATIENT
                              REHABILITATION


                              By:/s/ ROBERT M. WHITTY
                                 Name: ROBERT M. WHITTY
                                 Title: Vice President

                                                       NOVACARE,
                              INC. (only with regard to
                              Article IV and Article V)



                              By:/s/ RICHARD A. McDONALD
                                 Name: RICHARD A. McDONALD
                                 Title:Vice President and Treasurer





                           Schedule I

             ASSUMED LIABILITIES AND EXCLUDED ASSETS


Purchaser expressly assumes the liabilities of the Company listed below, and assumes no other liabilities of the Company:

      1. Obligations arising after the Closing Date to provide services under payor and other contracts included in Assets.

      2. Obligations arising after the Closing Date in connection with use and occupancy by the tenant under the leases of the Centers after the Closing Date.

      3. Obligations arising after the Closing Date with respect to the accounts payable listed in Schedule II, but in no event to exceed $75,000.

      4. Federal and state corporate income tax obligations arising from the operation of the Business after the Effective
Date.

      5. Obligations listed on Schedule II, but not in excess of $75,000, excluding any intercompany debt, third-party debt or indebtedness to the sole Shareholder, a member of Shareholder's affiliated corporations, or any entity in which Shareholder (or a member of Shareholder's affiliated corporations) has a beneficial interest.

                         Excluded Assets

Purchaser shall not acquire, and the Company shall remove from its books prior to Closing, the Assets listed below and associated liabilities:

     1. Vehicles.

     2. Loans to or from Shareholder, employees, family members of Shareholder or employees or affiliated entities.

     3. Cash and cash equivalents.

     4. Accounts receivable



                           Schedule II
             ACCRUED EXPENSES/ACCOUNTS PAYABLE/DEBT
                    AS OF THE DATE OF CLOSING


1.    Accrued Payroll                      $
2.    Accrued Vacation                     $
3.    Accrued Sick Time                    $
4.    Debt                                 $
5.    Interest on Debt                     $
6.    Accrued Taxes                        $
7.    Accrued Liability for self-insured   $
      benefit programs
8.    Other Accounts Payable and Accrued   $
      Expenses
                                           $


                            EXHIBIT A
                        CERTAIN CONSENTS,
              CONTRACTS, PERMITS AND OTHER MATTERS

1.   Required Consents. - See Schedule II.C.


2.   Real Property. - See Schedule II.G.

   a.      Owned.


   b.      Leased.


3.   Tax Settlements. - None.


4.   Permits. - See Schedule II. J.


5.   Contracts. - See Schedule II.L.


6.   Insurance. - See Schedule II.O.

 Insured       Carrier              Coverage        Policy No.


9.   Computer Software Licenses. - See Schedule II.Z.


                            EXHIBIT B
                      FINANCIAL STATEMENTS


     See attached.
                            EXHIBIT C
                     EMPLOYEES OF THE COMPANY


1.   Employees - See Schedule II.M.

     Employee                Salary




2.    Increases  in compensation since date of the  1997  Balance
Sheet:

     None.

3. Agreements between the Company and employees thereof with respect to compensation:

     See Schedule II.L.

4. Employees entitled to more than three weeks vacation time during the current calendar year:

     See Schedule II.K.

5. Bonuses granted to employees which have not yet been paid in full:

     None.

6.   Terminated Employees:

     None.

                            EXHIBIT D

                     EMPLOYEE BENEFIT PLANS



1.   Health Insurance - See Schedule II.N.

2.   Profit Sharing Plan - See Schedule II.N.


3.   Continuing Education Allowance - See Schedule II.N.


4.   Vacation Policy of the Company: - See Schedule II.N.

5.   Disability Policy - See Schedule II.N.

                            EXHIBIT E

                  OPINION OF COMPANY'S COUNSEL

(i) This Agreement has been duly authorized, executed and delivered by the Company and the Shareholder and constitutes the valid and legally binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms.

(ii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or, to the best of the knowledge of counsel, conflicts with or will result in any breach of any of the terms of or constitute a default under the terms of any contract or agreement to which the Company or the Shareholder is a party or by which the Company or the Shareholder or any of the assets is bound.

(iii) The bills of sale, assignments and other instruments of transfer of ownership delivered by the Company have been duly executed and delivered, are valid and binding in accordance with their terms, and are, to the knowledge of counsel, without having undertaken a lien search, sufficient to convey to the Purchaser all the right, title and interest of the Company in and to the Assets, free and clear of all liens, security interests and encumbrances.

(iv) To the best of the knowledge of counsel, there are no claims, disputes, actions, suits or proceedings pending or threatened against the Company or the Shareholder relating to the Business or any of the Assets.


                            EXHIBIT G

MANAGEMENT AGREEMENT

                            EXHIBIT H

                              NOTE

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE IS SUBJECT TO A RIGHT OF OFFSET AS PROVIDED HEREIN.

                    REHABCLINICS (SPT), INC.

                 6% Subordinated Promissory Note
                       due March __, 2001

$500,000                                              King of Prussia,
March __, 1998                                    Pennsylvania


      Section  1.      General.  FOR VALUE RECEIVED, REHABCLINICS
(SPT), INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of PTS Rehab, Inc. (the "Payee"), at 38 Pond Street, Franklin, Massachusetts 02038 (except that the Payee may require that payments shall be made to the Payee by mail at such address as the Payee shall from time to time designate in writing to the Maker), the principal sum of Five Hundred Thousand Dollars ($500,000), plus interest thereon as described below, in lawful money of the United States of America or such lesser amount as may be payable due to offsets, if any, as provided for herein.

      The principal amount hereof shall be payable on March __, 2001, at which later time the entire principal amount of this Note then outstanding together with any outstanding accrued and unpaid interest thereon shall be due and payable; provided, that, this Note shall be subject to a mandatory partial prepayment as provided for and in accordance with Section I.B. of the Agreement of Purchase and Sale, between Maker and Payee, dated March __, 1998.

     The Maker hereby also promises to pay interest on the unpaid principal amount hereof in like money at such place, from the date hereof until payment of the principal amount hereof has been made in full, at the rate of six percent (6%) per annum, payable with the final payment of the principal due hereunder.

     Section 2.     Subordination.

      Section 2.1 Indebtedness Subordinated to Senior Debt. The Maker hereby covenants and agrees, and the holder of this Note, by such holder's acceptance hereof, hereby consents, covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 2, the indebtedness of the Maker for or on account of principal and interest on this Note, and the payment of the principal of and interest (whether by redemption or otherwise) on this Note, is hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt. Defined terms used herein shall have the meanings set forth in Section 5 hereof, unless otherwise specified or defined herein.

      This Section 2 shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they or each of them may enforce such provisions.

      Section 2.2 Payment Over of Proceeds Upon Dissolution; Etc.. Upon any payment or distribution of assets of the Maker in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, total or partial liquidation, winding-up, reorganization or other similar case or proceeding in connection therewith, relative to the Maker or to its creditors, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of the Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and/or liabilities of the Maker, then and in any such event the holders of Senior Debt shall be entitled to receive indefeasible payment in full in cash of all amounts due or to become due (whether or not an event of default has occurred under the Loan Documents (as that term is defined in the Credit Agreement) or the maturity of such Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of all Senior Debt before the holder of this Note is entitled to receive any payment on account of principal of, interest on or otherwise in respect of this Note, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Maker being subordinated to the payment of this Note, which may be payable or deliverable in respect of this Note in any such case, proceeding, dissolution, liquidation, reorganization or other winding-up or event.

     If, notwithstanding the foregoing provisions of this Section 2 of this Note, the holder of this Note shall have received any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness being subordinated to the payment of this Note before all Senior Debt is indefeasibly paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Maker, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full.

      For purposes of this Section 2 only, the words "cash, property, or securities" shall not be deemed to include securities of the Maker as reorganized or readjusted, or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Section 2 with respect to this Note to the payment of all Senior Debt which may at the time be outstanding.

     Section 2.3 Standstill; Prior Payment of Senior Debt Upon Acceleration of Subordinated Indebtedness. Notwithstanding any provision herein or in any other writing or agreement to the contrary, the holder of this Note shall not, unless all Senior Debt shall have been declared due and payable by acceleration of maturity pursuant to the terms thereof, without the prior written consent of the holders of the Senior Debt, commence, prosecute or participate in, prior to the expiration of one year after the occurrence of any default under this Note which is a ground for acceleration of this Note (the date of such default is hereinafter referred to as the "Sub-Debt Default Date"), any suit, action or proceeding against the Maker with respect to this Note, or assert, collect or enforce, or take any action to foreclose or realize upon, prior to the 366th day following the Sub-Debt Default Date, any security interest, lien or encumbrance on any property of the Maker pursuant to any security agreements, pledge agreements, mortgages, lien instruments or other documents which secure this Note or take any action which might result in a payment in contravention of any provision of this Section 2 until the Senior Debt shall have been indefeasibly paid in cash in full, and any such security agreements, pledge agreements, mortgages, liens instruments or other documents shall contain the subordination provisions set forth in this Section 2.

      Upon the occurrence of any default under this Note, the holder of this Note shall notify the holders of the Senior Bank
Debt, in writing, at the address and by the means as specified in
Section 2.11(a).

      If this Note is declared due and payable before its stated maturity, then and in such event the holders of the Senior Debt outstanding at the time this Note so becomes due and payable shall be entitled to receive indefeasible payment in cash in full of all amounts due or to become due on or in respect of all such Senior Debt (whether or not an event of default has occurred thereunder or the maturity of such Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of this Note is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Maker being subordinate to or pari passu with the payment of this Note by the Maker), on account of the principal of or interest hereon.

      If, notwithstanding the foregoing, the Maker shall make any payment to the holder of this Note prohibited by the foregoing provision of this Section 2, such payment shall be paid over and delivered forthwith to the holders of the Senior Debt but only to the extent that, upon notice from the holder of this Note to the holders of the Senior Debt that such prohibited payment has been made, the holders of the Senior Debt notify the holder of this Note of the amounts then due and owing on the Senior Debt, if any, and only such amount so notified to the holder of this Note shall be paid to the holders of the Senior Debt.

      The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.2 of this Note would be applicable.

      Section 2.4 No Payment When Senior Debt in Default. In the event and during the continuation of any default in the payment of principal of or interest on any Senior Debt or if any other default with respect to any Significant Senior Debt (as hereinafter defined) shall have occurred and be continuing which permits (or with notice or lapse of time, or both, would permit) the holders of such Significant Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Significant Senior Debt due and payable prior to the date on which it would otherwise have become due and payable or such a default would result from or exist after giving effect to a payment with respect to this Note, and if the holder of any Senior Debt gives written notice of such default to the holder of this Note and designates the same as a "Senior Default Notice" hereunder, unless and until such default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or if any judicial proceeding shall be pending with respect to any such default in payment or other default, no payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Maker being subordinated to or pari passu with the payment of this Note) shall be made by the Maker on account of principal of, interest or on otherwise in respect of this Note or on account of the purchase or other acquisition of subordinated Indebtedness. As used herein, the term "Significant Senior Debt" means, so long as the Credit Agreement shall remain outstanding, only Senior Bank Debt.

      If, notwithstanding the foregoing, the Maker makes any payment to the holder of this Note prohibited by the foregoing provisions of this Section 2, such payment shall be paid over and delivered forthwith to the holders of the Senior Debt but only to the extent that, upon notice from the holder of this Note to the holders of the Senior Debt that such prohibited payment has been made, the holders of the Senior Debt notify the holder of this Note of the amounts then due and owing on the Senior Debt, if any, and only such amount so notified to the holder of this Note shall be paid to the holders of Senior Debt.

      The provisions of this Section 2.4 shall not apply to any payment with respect to which Section 2.2 of this Note would be applicable.

      Section 2.5 Payment Permitted if No Default. Nothing contained in this Section 2 or elsewhere in this Note shall prevent the Maker, at any time except during the pendency of any of the conditions described in Sections 2.2, 2.3 and 2.4, other than as provided in Section 2.4, from making scheduled payments at any time of principal of or interest on this Note.

      Section 2.6 Subrogation to Rights of Holders of Senior Debt. Subject to the indefeasible payment in full in cash of all Senior Debt, the holder of this Note shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Section 2 to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Debt until the principal of and interest on this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the holders of Senior Debt by the holder of this Note, shall, as between the Maker, its creditors other than holders of Senior Debt, and the holder of this note, be deemed to be a payment or distribution by the Maker of or on account of this Note.

      Section 2.7 Provisions Solely to Define Relative Rights. The provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Section 2 or elsewhere in this Note is intended to or shall impair, as between the Maker, its creditors other than the holders of Senior Debt and the holder of this Note, the obligation of the Maker, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms and which, subject to the rights under this Note of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Maker, or is intended to or shall affect the relative rights against the Maker of the holder of this Note and creditors of the Maker other than the holders of Senior Debt, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 2 of the holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

      Section 2.8 Proof of Claim. If the holder of this Note does not file a proper proof of claim or debt in the form required in any bankruptcy, insolvency or receivership proceeding prior to 30 days before the expiration of the time to file such proof of claim or debt, then the holders of Senior Debt are hereby authorized to file an appropriate proof of claim or debt for and on behalf of the holder of this Note and such holder hereby appoints the holders of Senior Debt or their representative or representatives the attorney-in-fact of such holder for such purposes.

      Section 2.9 No Waiver of Subordination Provisions. No right of any current or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith, by any such Senior Debt holder, or by any non-compliance by the Maker with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such Senior Debt holder may have or be otherwise charged with. The holder of this Note by such holder's acceptance hereof agrees that, so long as there is indebtedness outstanding under this Note, the holder of this Note shall not agree to compromise, release, forgive or otherwise discharge the obligations of the Maker with respect to this Note without the prior written consent of the holders of the Senior Debt.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holder of this Note, without incurring responsibility to the holder of this Note and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of the holder of this Note to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment, renew or alter Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Maker and any other person.

      Section 2.10 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Maker, the holder of this Note shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the holder of this Note, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Note.

     Section 2.11   Miscellaneous.

            (a)    Notices.   All  communications  provided   for
hereunder shall be by telephone, in person or in writing (including telex or facsimile communication) and shall be delivered or sent by telex or facsimile to the respective party at the addresses and numbers set forth below:

          If to the holder of this Note:

               Consolidated Health Care Associates, Inc.
               PTS Rehab, Inc.
               38 Pond Street
               Franklin, Massachusetts 02038
               Attn.: President
               Telecopy: 508-541-1274
               Telephone: 508-520-2422

          With a copy to:

               David A. Garbus, Esq.
               Robinson & Cole, LLP
               One Boston Place
               Boston, Massachusetts 02108
               Telecopy No.: 617-557-5999
               Telephone No.: 617-557-5900

          If to the Maker:

               NovaCare Outpatient Rehabilitation East, Inc.
               1016 West Ninth Avenue
               King of Prussia, Pennsylvania 19406
               Attention:  President

          With a copy to:

               NovaCare, Inc.
               1016 West Ninth Avenue
               King of Prussia, Pennsylvania 19406
               Attention:  General Counsel

          If to the holders of the Senior Debt:

                PNC Bank, National Association, as Agent for  the
Banks
               One PNC Plaza
               Fifth Avenue and Wood Street
               Pittsburgh, Pennsylvania 15265
               Telecopy No.:  (412) 762-2784
               Telephone No.:  (412) 762-7469

or to such other addresses and numbers as any party hereto shall specify to the others in writing. All notices shall be effective
(a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when delivered, (c) in the case of telephone, when telephoned, provided that written confirmation must be provided the next day by letter, facsimile or telex, and
(d) if given by any other means, when delivered, provided that notices to PNC Bank, National Association, as Agent for the Banks shall not be effective until received.

            (b) Severability of Provisions; Captions. Any provision of this Section 2 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Section.

      Section 3. Optional Prepayment. The Maker may at any time with the prior written consent of the holders of Senior Bank Debt so long as any Senior Bank Debt or any commitment to lend pursuant to the Credit Agreement is outstanding, prepay the whole or any part of the unpaid principal amount of this Note, without penalty or premium, but with interest accrued to the date fixed for prepayment. Notices of prepayment shall be given by the Maker by mail and shall be mailed to the holder of this Note not less than thirty (30) days from the date fixed for prepayment. In case this Note is to be prepaid in part only, such notice shall specify the principal amount hereof to be prepaid, and shall state that this Note shall be submitted to the Maker for notation hereon of the principal amount hereof to be prepaid. Upon giving of notice of prepayment as aforesaid, this Note or portion hereof so specified for prepayment shall on the prepayment date specified in such notice become due and payable, and from and after the date of such prepayment is received by the holder of this Note, interest on this Note or portion hereof so specified for prepayment shall cease to accrue and, on presentation and surrender hereof to the Maker for cancellation in the case of this Note being prepaid as a whole, or for notation hereon of the payment of the portion of the principal amount hereof being prepaid in the case of a prepayment of this
Note in part only, this Note or portion hereof so specified for prepayment shall be paid by the Maker at the prepayment price aforesaid. Any prepayment of this Note in part shall be applied to the installments of principal payable hereunder in the reverse order of maturity thereof.

      Section 4.     Events of Default and Remedies.  Subject  to
Section 2 hereof, the holder of this Note shall have the right, without demand or notice, to accelerate this Note and to declare the entire unpaid balance hereof and the obligations evidenced hereby immediately due and payable and to seek and obtain payment of this Note (time being of the essence in this Note) upon the occurrence of any of the following events of default: (a) the Maker fails to pay any installment of principal payable under this Note or interest thereon within twenty (20) days after receipt of written notice from the holder of this Note to the effect that such installment or interest has not been paid when due, or (b) the Maker admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any bankruptcy, reorganization or insolvency act, makes an assignment for the benefit of creditors, or consents to the appointment of a receiver for itself or for all or substantially all of its property or, on a petition in bankruptcy filed against it, is adjudicated a bankrupt, which judgment, order or decree shall not be appealed within the permitted time period from the date of entry thereof and subsequently vacated. Upon such declaration by the holder of this Note, the obligations evidenced by this Note shall be immediately due and payable. Failure of the holder of this Note to exercise its right to accelerate this Note pursuant to this Section 4 shall not be considered a waiver of such right of acceleration or bar the holder from exercising such right while any installment of principal payable under this Note or interest thereon remains overdue. All remedies of the holder hereof shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the holder of this Note. The Maker hereby waives any and all statutory or common law defenses of laches, estoppel or the expiration of applicable statutes of limitations to the extent that such defenses may arise as a result of the delay or forbearance by the Payee of any actions to collect amounts due under this Note as a result of the provisions of Section 2.3.

      The Indebtedness evidenced by this Note shall rank pari passu with all other unsecured Indebtedness of the Maker other than the Senior Debt.

      In the event of any event of default hereunder, the Maker agrees to pay to the holder of this Note all expenses incurred by such holder, including, without limitation, reasonable fees and disbursements of counsel, incurred by such holder in the enforcement and collection of this Note.

      Section 5. Definitions. As used herein, the following terms shall have the following respective meanings:

      "Credit Agreement" means that certain Credit Agreement by and among NovaCare, Inc., a Delaware corporation, certain of its subsidiaries, PNC Bank, National Association, as agent and the banks party thereto, dated as of May 27, 1994, as the same may be restated, amended, supplemented, modified or replaced from time to time, including all schedules and exhibits thereto.

      "Indebtedness" shall mean as to any person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including, without limitation, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note), or (v) any Guaranty of Indebtedness for borrowed money. For purposes hereof, "Guaranty" shall mean any obligation of any person guaranteeing or in effect guaranteeing any liability or obligation of any other person in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

      "Post Petition Interest" means interest accruing after the commencement of any bankruptcy or insolvency case or proceeding with respect to the Maker or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to such Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

     "Senior Bank Debt" means all principal, interest (including, without limitation, Post-Petition Interest), fees, expenses, penalties, indemnifications, reimbursements, damages, obligations and other liabilities under the Credit Agreement, the other Loan Documents (as that term is defined in the Credit Agreement) and all other documentation governing such Indebtedness, as such agreements may be restated, amended, supplemented, modified or replaced from time to time, together with any refunding or replacement thereof.

      "Senior Debt" means all Indebtedness, including the Senior Bank Debt, of the Maker, whether currently outstanding or hereafter created, incurred or assumed (including but not limited to Post-Petition Interest), unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to or pari passu with this Note. Senior Debt shall continue to constitute Senior Debt for all purposes and the provisions of Section 2 of this Note shall continue to apply to such Senior Debt, notwithstanding the fact that such Senior Debt, or any claim in respect thereof, shall be disallowed, avoided, subordinated or determined to be a fraudulent conveyance pursuant to the provisions of the United States Bankruptcy Code or other applicable Federal, state or local law.

     Section 6. Right of Offset. The principal amount of and interest accrued on this Note may be offset at any time or from time to time to the extent of the full amount of any Damages (as defined in the Agreement of Purchase and Sale dated as of March __, 1998 by and among the Payee and the Maker (the "Purchase Agreement") as provided for in, and subject to the terms and provisions of, the Purchase Agreement. The Maker shall have the right to offset the full amount of any such Damages by reducing the amount of the principal of and accrued but unpaid interest on this Note by the amount of such Damages. Any such reduction in the principal amount of this Note shall be applied first against accrued but unpaid interest and then against the installments of principal payable hereunder in the reverse order of maturity thereof, with interest after the date of any offset accruing on the amount of principal which remains after such offset. The exercise of the right of offset provided for in this Section 6 is not an exclusive remedy, and the provisions of this Section 6 shall not prevent the Maker from exercising all remedies otherwise permitted under applicable law, the terms of the Purchase Agreement or the terms of this Note.

      Section 7. Arbitration. Any controversy, claim or attempt to enforce rights arising out of or relating to this Note or any breach hereof shall be settled by arbitration in accordance with the National Health Lawyers Association Alternative Dispute Resolution Services Rules of Procedure for Arbitration then in effect pursuant to the procedures and terms set forth in the Purchase Agreement and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the Philadelphia, Pennsylvania area.

      Section 8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee, the Payee's successors, endorsees and assigns.

      Section 9. Severability. If any term of provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

           IN WITNESS WHEREOF, this Note has been executed by the Maker hereof by an officer with all due authority to bind the Maker to all of the Provisions hereof.


                                        REHABCLINICS (SPT), INC.

                                        By


                          GUARANTY


      GUARANTY AGREEMENT, dated as of March ___, 1998, by NovaCare, Inc., a Delaware corporation ("Guarantor"), in favor of Consolidated Health Care Associates, Inc. ("Shareholder") and PTS Rehabilitation, Inc. (the "Company").

       WHEREAS, the Guarantor's indirect wholly owned subsidiary, RehabClinics (SPT), Inc. ("Payor"), the Company and the Shareholder have entered into that certain Agreement of Purchase and Sale, dated as of March ___, 1998 (the "Agreement");

     WHEREAS, pursuant to the Agreement, Payor has issued to
the  Company its nonnegotiable promissory notes, dated March
___,  1998,  in the aggregate principal amount  of  $500,000
(the "Note"); and

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor does hereby covenant and agree as follows:

      1. Guarantor hereby absolutely and unconditionally guarantees to the Company, subject to Section 2 of the Note, the due and punctual payment in full, in lawful money of the United States, of all payments due under the Note, and payments of any and all sums which may at any time be or become due and payable under the Agreement (all of such payments being hereinafter collectively referred to as "Payments" and the Note and the Agreement being collectively referred to as the "Obligation Documents"), at their stated due dates or when otherwise due (whether by acceleration or otherwise), and the full, punctual, and faithful performance of all other agreements, covenants and obligations contained in the Obligation Documents or incorporated therein by reference subject to the terms and conditions of the Obligation Documents as if Guarantor were the Maker (as that term is defined in the Note) and as if Guarantor were the "Purchaser" under the Agreement.

      2. Guarantor hereby agrees that its obligations hereunder are an unconditional and absolute guaranty of payment and of performance of the terms and provisions of the Obligation Documents, irrespective of any waiver, consent, or granting of any indulgence of the Shareholder or any other person to the Payor with respect to any provision of the Obligation Documents, irrespective of whether the Shareholder or the Company shall have instituted any suit, action, or proceeding or exhausted their remedies under the Obligation Documents or taken any steps to enforce any rights against the Payor or any other person to compel any such performance or to collect all or part of any Payments at law, or in equity, irrespective of whether the Shareholder, the Company or any other person shall have recovered any judgment against the Payor and irrespective of any other circumstances or contingency.

      3. Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Payor, any right to require a proceeding first against the Payor or any other person, protest, notice of default in the payment of any sum payable by Payor under the Obligation Documents, notice of any other default, breach or nonperformance of any agreement, covenant or obligation of the Payor under the Obligation Documents, notice and all demands whatsoever, with respect to the Obligation Documents or any indebtedness evidenced thereby.

      4. Guarantor hereby expressly waives notice from the Shareholder or the Company of their acceptance of and reliance on this Guaranty.

      5. No amendment, release or modification of the provisions of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Shareholder and Guarantor. No delay or omission by the Shareholder or the Company to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof.

      6. The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any
modification  of  the  Obligation  Documents   or   by   any
proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Payor or by any defense which Payor may have by reason of the order, decree, or decision of any court or administrative body resulting from any such proceeding.

      7. This Guaranty shall be governed by and shall be construed and enforced in accordance with the laws of the State of Delaware.

      IN  WITNESS  WHEREOF, the Guarantor has   caused  this
Guaranty Agreement to be executed in its corporate name by its respective officer, thereunto duly authorized, as of the date first above written.



GUARANTOR:                    NOVACARE, INC.

                            By:______________________________

                            Title:______________________________





March  5 , 1998


The Board of Directors
Mr. James Kenney, Chairman
Consolidated Health Care Associates, Inc.
35 Pond Street, Franklin, MA 02038

Gentlemen:

The Mayflower Group, Ltd. ("Mayflower") recently opined (December 2, 1997) as to the fairness to Consolidated shareholders of the Olympus Healthcare Group offer for substantially all of the assets and certain of the liabilities of PTS Rehab, Inc. ("PTS"), a wholly-owned subsidiary of Consolidated. Under the agreement Olympus would have paid PTS $1,700,000 in cash. After due diligence and analysis of the Olympus offer Mayflower's conclusion was that this offer was "fair", from a financial point of view, to the Consolidated shareholders.

Mayflower has been notified by Robert M. Whitty, Consolidated's President and CEO, that the Olympus offer has been withdrawn and that a new offer from NovaCare (NYSE-NOV) for the same assets is under consideration by Consolidated's Board for $1,600,000 - $1,100,000 in cash and $500,000 in a 3 year subordinated note (6% interest payable at maturity), maturing in 3 years, and guaranteed by NovaCare.

NovaCare is a leading provider of rehabilitation and employee services with a market capitalization of over $800,000,000. It's purchase of the PTS assets is a diminimus financial transaction for them to undertake.

While on its face the Olympus offer had somewhat greater value, it is Mayflower's opinion that if both offers were given at the same time Mayflower's recommendation would have been to take the NovaCare offer because of the greater certitude of its closing and the questionable timing of financing available to Olympus as compared to the strength of the NovaCare offer and note. Since this was not the case and the Board now has the NovaCare offer, in Mayflower's opinion there has been little lost in this change of events.

In considering the NovaCare offer, Mayflower has reviewed the current situation at Consolidated, i.e., the status of its business particularly with respect to its ongoing viability. Mayflower was updated since December 2, 1997 by interviewing Robert M. Whitty, President and CEO and Raymond L. LeBlanc CFO and Treasurer, and by examining the unaudited results of operations to date.

Mayflower's opinion as to Consolidated's valuation at the time of the Olympus offer was heavily weighted by Consolidated's need for additional equity in order to maintain its viability. Without new capital the prospect of liquidation was very real leaving Consolidated shareholders, at the most, little more than the value intrinsic to a liquidated shell.

In Mayflower's opinion there have been no changes since December 2, 1997 to suggest that Consolidated would have access to the capital required to return to profitability, or if so, at a cost to Consolidated's shareholders which would make the NovaCare offer a less attractive option to the Consolidated Board.

Rather than restating those valuation techniques used in opining as to the first Olympus offer and hence the valuation at the time, Mayflower hereby incorporates those valuation techniques by reference into this NovaCare opinion. Furthermore, it is Mayflower's opinion that subsequent events have validated Mayflower's original opinion as to the "value" of those assets and the need to sell them for the shareholders to benefit at all from that value.

Mayflower has also been assured that Renaissance is favorable to the NovaCare offer and will be voting for its acceptance in the upcoming shareholder's meeting. As in the opinion regarding the Olympus offer, Mayflower views the Renaissance position as being a strong validation of its own opinion. Accordingly, Mayflower is of the opinion that the NovaCare offer is fair to Consolidated and its shareholders, from a financial point of view.

                                   The Mayflower Group, Ltd.
                                   Marshall S. Sterman, President